United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

ADDUS HOMECARE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 9, 2019

Frisco, Texas

Dear Shareholders:

I am pleased to invite you to attend Addus HomeCare’s 2019 Annual Meeting of Shareholders on June 12, 2019 at 10:00 a.m. (Central time) at our principal executive offices at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034.

The notice of Annual Meeting and Proxy Statement that follow describe those matters to be voted on at the meeting. Your proxy card and our 2018 annual report are also enclosed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we recommend that you vote your shares through the enclosed proxy card, by internet or by telephone, to ensure your shares are represented at the Annual Meeting.

Sincerely,

R. Dirk Allison
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 9, 2019

Frisco, Texas

TO THE SHAREHOLDERS OF ADDUS HOMECARE CORPORATION:

The Annual Meeting of Shareholders of Addus HomeCare Corporation, which we refer to as the Company, will be held on June 12, 2019 at 10:00 a.m. (Central time) at our principal executive offices at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034 for the following purposes:

1. To elect Susan T. Weaver and Jean Rush as Class I directors;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2019;

3. To approve, on an advisory, non-binding basis, the Company’s compensation of its named executive officers as disclosed in the attached Proxy Statement;

4. To approve, on an advisory, non-binding basis, the frequency of holding an advisory, non-binding vote on named executive officer compensation as disclosed in the attached Proxy Statement; and

5. To transact such other business, if any, as may be properly brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 26, 2019, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders. A list of the shareholders of record will be available at our headquarters, during ordinary business hours, for ten days prior to the meeting.

You are requested to vote on these proposals whether or not you plan to attend the annual meeting. If you do not attend and vote, you can vote in one of three ways: (i) complete, sign and date the enclosed proxy card and return it promptly; (ii) vote by internet pursuant to the instructions on the enclosed proxy card; or (iii) vote by telephone pursuant to the instructions on the enclosed proxy card. Your vote is important and very much appreciated. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement. For further information regarding the individuals nominated as directors, the proposals being voted upon, use of the proxy and other related matters, you are urged to read the enclosed Proxy Statement.

By Order of the Board of Directors,

Brian Poff Executive Vice President, Chief Financial Officer, Treasurer and Secretary

ADDUS HOMECARE CORPORATION

6801 Gaylord Parkway, Suite 110

Frisco, Texas 75034

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Addus HomeCare Corporation, which we refer to as “Addus HomeCare,” “we,” “us,” “our” or the “Company,” is soliciting your proxy to vote at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held June 12, 2019 at 10:00 a.m. (Central time) at our offices at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034. A copy of our 2018 Annual Report to Shareholders (with Form 10-K for the year ended December 31, 2018) accompanies this Proxy Statement. We will begin mailing this Proxy Statement on or about May 9, 2019 to all shareholders entitled to vote.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are advising our shareholders of the availability on the internet of our proxy materials related to our forthcoming Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly-accessible website.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply vote in accordance with the instructions contained in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2019: THIS PROXY STATEMENT, THE FORM OF PROXY CARD AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018 ARE AVAILABLE AT WWW.PROXYVOTE.COM.

What Proposals Will Be Voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	The election of Susan T. Weaver, M.D. and Jean Rush as Class I directors.

•	The ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2019.

•	The approval, on an advisory, non-binding basis, of the Company’s compensation of its named executive officers as disclosed in this Proxy Statement.

•	The approval, on an advisory, non-binding basis, of the frequency of holding a non-binding advisory vote on named executive officer compensation as set forth in this Proxy Statement.

Addus HomeCare’s Board of Directors (the “Board”) recommends that you vote your shares (1) “FOR” each of the nominees of the Board; (2) “FOR” the ratification of the appointment of PricewaterhouseCoopers

LLP as our independent auditor for the fiscal year ending December 31, 2019; (3) “FOR” advisory approval of the Company’s compensation of its named executive officers as disclosed in this Proxy Statement; and (4) “FOR” the shareholder advisory approval of the Company’s named executive officer compensation to occur every “THREE YEARS.”

VOTING AND OTHER INFORMATION

Who Is Entitled to Vote?

April 26, 2019 is the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 26, 2019, you are entitled to vote. As of April 26, 2019, we had 13,177,598 shares of common stock outstanding and entitled to vote at the Annual Meeting. Our common stock is our only class of voting stock.

How Many Votes Do I Have?

You have one vote for each share of our common stock that you owned at the close of business on April 26, 2019.

What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Many of our shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by Addus HomeCare. As the shareholder of record, you have the right to grant your voting proxy to the proxies listed on the proxy card or to vote in person at the Annual Meeting. Addus HomeCare has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may only vote these shares in person at the Annual Meeting if you follow the instructions described below under the heading “How Do I Vote in Person at the Annual Meeting?” Your broker or other nominee will provide you with materials and instructions for voting your shares, which may also allow you to use the internet or a toll free telephone number to vote your shares.

How Do I Vote by Proxy?

If you are a shareholder of record, you can vote by mailing in the enclosed proxy card or you can use one of the alternatives below:

•	To vote by telephone: 1-800-690-6903

•	To vote by internet: www.proxyvote.com

Please refer to the specific instructions set forth on the enclosed proxy card. In addition, please have the validation details, located on the proxy card, available when voting your shares. If you choose to vote your shares by telephone or through the internet, there is no need for you to mail back your proxy card.

If you hold your shares in street name, your broker or other nominee will provide you with materials and instructions for voting your shares, which may allow you to use the internet or a toll free telephone number to vote your shares.

May I Revoke My Proxy?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date;

•	Send a letter revoking your proxy to Addus HomeCare’s Secretary at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034;

•	Submit another vote by telephone or over the internet; or

•	Attend the Annual Meeting and vote your shares in person before your proxy is exercised at the Annual Meeting.

If you hold your shares in street name, your broker or other nominee will provide you with instructions on how to revoke your proxy.

How Do I Vote in Person at the Annual Meeting?

You may vote shares held directly in your name as the shareholder of record in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, Addus HomeCare recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares beneficially owned and held in “street name” may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting (1) an account statement or letter from the broker or other nominee indicating that you are the owner of the shares and (2) a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of the shares on April 26, 2019.

What Votes Need to be Present to Hold the Annual Meeting?

To have a quorum for our Annual Meeting, persons must be present, in person or by proxy, representing a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting.

What Vote Is Required to Approve Each Proposal?

Election of Directors	The election of each of the nominees for Class I director requires the affirmative vote of a plurality of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Ratification of Appointment of Independent Auditor	The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote.

Advisory Vote on Named Executive Officer Compensation	The approval, on an advisory, non-binding basis, of the Company’s compensation of its named executive officers requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote.

Advisory Vote on Frequency of Named Executive Officer Compensation Vote	The non-binding advisory vote to approve the frequency of holding a non-binding advisory vote to approve named executive officer compensation will be determined based on a majority of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote.

How Are Votes Counted?

In the election of Addus HomeCare’s directors, your vote may be cast “FOR” the nominee or your vote may be “WITHHOLD” with respect to the nominee. For the ratification of Addus HomeCare’s independent auditor and the advisory vote on named executive officer compensation, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” In the advisory vote on the frequency of holding a non-binding advisory vote to approve named executive officer compensation, your vote may be cast to recommend a non-binding advisory vote to approve named executive officer compensation every “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or you may “ABSTAIN” with respect to such recommendation.

How Would My Shares Be Voted if I Do Not Specify How They Should Be Voted?

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspector of election to count votes cast in person or by proxy.

As noted above, if your shares are held in a stock brokerage account or by another nominee, your broker or nominee will provide you with materials and instructions for you to use in directing your broker or nominee as to how to vote your shares. New York Stock Exchange (“NYSE”) Rule 452 provides that brokers and other nominees may not exercise their voting discretion on specified non-routine matters without receiving instructions from the beneficial owner of the shares. Because Rule 452 applies specifically to securities brokers, virtually all of whom are governed by NYSE rules, Rule 452 applies to all companies listed on a national stock exchange, including companies (such as the Company) listed on the Nasdaq stock market (the “Nasdaq”).

We expect that the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2019 (Proposal 2) to be the only proposal that is considered a “routine” matter. Accordingly, if your shares are held through a broker or other nominee, that person will have discretion to vote your shares on Proposal 2 if you fail to provide instructions. On the other hand, the election of Class I directors (Proposal 1), the approval of named executive officer compensation (Proposal 3) and the approval of the frequency of the vote on named executive officer compensation (Proposal 4) will be considered “non-routine” matters. Thus, if you do not give your broker or other nominee specific instructions on how to vote your shares with respect to Proposals 1, 3 and 4, your broker or other nominee will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote may also occur if your broker or other nominee fails to vote your shares for any reason. Therefore, if you hold your shares through a broker or other nominee, please instruct that person regarding how to vote your shares on at least Proposal 1, Proposal 3 and Proposal 4.

What Is the Effect of Broker Non-Votes, Abstentions and Withhold Votes?

With respect to Proposal 1, you may vote “FOR” or “WITHHOLD” for each director nominee. A vote to withhold or a broker non-vote will not affect the outcome of the election, because each director nominee is elected by plurality (more votes than any other nominee for the seat). With respect to Proposals 2 and 3, abstentions have the same effect as negative votes because, in order to pass, each of Proposals 2 and 3 must receive affirmative votes by a majority of the votes present at the meeting and entitled to be cast. With respect to Proposal 4, an abstention will not be counted as expressing any preference with regards to Proposal 4. Abstentions are shares present and entitled to be cast, but not affirmative votes. We do not expect broker non-votes for Proposal 2 (because it is a routine matter), but any broker non-votes would not affect Proposal 2, because they are neither entitled to be cast nor affirmative votes. Broker non-votes could affect Proposals 3 and 4 because such votes are entitled to be cast and would not be affirmative votes.

What Are the Costs of Soliciting These Proxies and Who Will Pay Them?

Addus HomeCare will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, e-mail or other electronic means of communication or in person. We will reimburse our transfer agent and brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Where Can I Find the Voting Results?

We will publish the voting results by filing a Current Report on Form 8-K, which we will file with the SEC within four business days of our Annual Meeting of Shareholders.

Do Directors Attend the Annual Meeting?

Although we do not have a formal policy regarding director attendance at shareholder meetings, we encourage our directors to attend our annual meeting of shareholders and special meetings of shareholders. In 2018, all of the six directors of the Company serving as directors at the time of the annual meeting of shareholders attended the annual meeting of shareholders.

Can a Shareholder Communicate Directly with Our Board? If So, How?

Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Secretary, Addus HomeCare Corporation, 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034.

All communications received as set forth in the preceding paragraph will be opened by an executive officer of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising or promotions of a product or service, or are not patently offensive material, will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the executive officers will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS

General

Our Amended and Restated Bylaws (the “Bylaws”) divide our Board into three classes with the terms of office of each class ending in successive years. Our Bylaws empower our Board to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next election of the class for which such director was chosen.

Following a recommendation from the Nominating and Corporate Governance Committee, our Board has nominated Susan T. Weaver, M.D. and Jean Rush for re-election as Class I directors of the Company to serve a three-year term to expire at the annual meeting of shareholders in 2022.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

THESE NOMINEES AS DIRECTORS OF THE COMPANY.

Each of the nominees has consented to being named as a director nominee in this Proxy Statement and has agreed to serve for the three-year term to which she has been nominated, if elected. It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board. We know of no reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next election of the class for which such director was chosen.

We have set forth below information with respect to the nominees for election as director proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting. Certain members of the Board, including Mark L. First and Steven I. Geringer, were initially elected pursuant to a shareholders’ agreement dated September 19, 2006 (the “Shareholders’ Agreement”). The Shareholders’ Agreement was terminated in connection with the Company’s initial public offering completed on November 2, 2009 (the “2009 IPO”) and there are no remaining contractual rights to appoint directors. There are no other arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Nominees for Election at this Annual Meeting (To Terms Expiring in 2022)

Susan T. Weaver, M.D., age 58, has served as a director of the Company since October 2016. Since July 2018, Dr. Weaver has served as President of KEPRO, a diversified healthcare information company, and from July 2016 to July 2018, Dr. Weaver served as the Chief Executive Officer of the healthcare services company C3 HealthcareRx, LLC. Prior to joining C3 Healthcare Rx, she was President of Transformation Health Partners, a healthcare consulting company she founded in 2015. From December 2012 to September 2015, Dr. Weaver served at Blue Cross Blue Shield of North Carolina, the state’s largest health insurer, completing her service there as Chief Medical Officer. From 2009 to December 2012, Dr. Weaver held various executive positions at WakeMed Health & Hospitals, a healthcare services provider, including Executive Vice President of Medical Affairs. Dr. Weaver has also served on the board of directors of Veritas Collaborative, LLC, a specialty healthcare company, and DFB Healthcare Acquisitions Corp. (Nasdaq: DFBH), since February 2018 and February 2017, respectively. She previously served on the board of directors for LifeNexus, Inc., a medical information company, as well as for Paired Health, LLC, a healthcare software and services company. Dr. Weaver was a founding member and Executive Director of Alliance Medical Ministry, a not-for-profit organization providing medical care to the working uninsured of Wake County, N.C. Dr. Weaver earned a Bachelor of Science in psychology from Duke University and an M.D. from the Duke University School of

Medicine. She completed postgraduate training at Massachusetts General Hospital in Boston. Dr. Weaver is board-certified in Internal Medicine and is a Fellow of the American College of Physicians. We believe Dr. Weaver’s qualifications to serve as a director of our Company include her experience in the practice of medicine, business, corporate strategy and the healthcare industry as well as her knowledge of regulations regarding government reimbursements.

Jean Rush, age 61, has served as a director of the Company since October 2018. From July 2015 to July 2018, Ms. Rush served as the Executive Vice President of Government Markets at HighMark Inc., an affiliate of BlueCross BlueShield. During her tenure at HighMark Inc., Ms. Rush held various board positions in both corporate and non-profit capacities, including at affiliates of Highmark. Prior to serving at Highmark, Ms. Rush served in various executive roles with Centene Corporation (NYSE: CNC) from September 2011 to January 2015, most recently as Senior Vice President, Complex Care. Since November 2018, Ms. Rush has served on the board of directors of Eventus WholeHealth, an integrated long term health services provider, where she served as chair of the compliance committee and as a member of the audit committee. She previously served on the board of directors for Gateway Health Solutions, a Medicaid managed care company, from July 2015 to July 2018. Ms. Rush is also a member of the board of directors and chair of the compensation committee of Women Business Leaders in the U.S. Healthcare Industry. Ms. Rush earned a Bachelor of Arts at Boston College and a master’s degree in business administration at the University of Connecticut. We believe Ms. Rush’s qualifications to serve as a director of our Company include her experience in the healthcare industry, experience with Medicare and Medicaid, including Medicare Advantage, executive business experience and experience on other company boards of directors.

Directors Whose Terms of Office Will Continue after this Meeting

Directors Whose Terms Expire in 2020

Michael Earley, age 63, has served as a director of the Company since March 2014. Since 2013, Mr. Earley has also advised on healthcare services and other businesses through a consulting company, Pelican Advisors, LLC, where he serves as Managing Member. Mr. Earley served as Chairman and CEO of Metropolitan Health Networks, Inc., an operator of a provider services network, from 2003 to 2013. Mr. Earley has been an advisor to public and privately owned companies, acting in a variety of management roles since 1997. From 1986 to 1997, Mr. Earley served in a number of senior management roles, including CEO, CFO and Corporate Development Officer, for Intermark, Inc. and Triton Group Ltd., both publicly traded diversified holding companies. Mr. Earley was CEO of Collins Associates, an institutional money management firm, from 2000 through 2002. Mr. Earley has also served as a director for several public companies throughout his career. Mr. Earley received undergraduate degrees in accounting and business administration from the University of San Diego. From 1978 to 1983, Mr. Earley was an audit and tax staff member of Ernst & Young LLP. We believe Mr. Earley’s qualifications to serve as a director of our Company include his experience in the healthcare industry, his financial literacy and his experience on other public company boards of directors.

Steven I. Geringer, age 73, has served as a director of the Company since 2009 and as Chairman of the Board since January 2016. Mr. Geringer also served on the board of directors of Envision Healthcare Corp. (NYSE: EVHC), an ambulatory surgery center, medical transportation and physician services company from 2016 to October 2018, pursuant to its merger with AmSurg Corporation (Nasdaq: AMSG), on whose board of directors he had served since 1997, including serving as the chairman of the board of directors from 2009 to 2016. Mr. Geringer served as the Interim CEO of WoundCare Specialists, Inc., from 2015 to 2016 where he also served on the board of directors from 2010 to 2016. Mr. Geringer has also served on the board of directors of MedEquities Realty Trust, Inc. (NYSE: MRT), a healthcare REIT, since August 2015. From December 2012 to April 2015, Mr. Geringer was a managing director at Alvarez & Marsal, LLC, a global professional services firm. Mr. Geringer previously served on the boards of directors of several privately-held companies including Imedex, LLC, a medical education provider, FastPace Urgent Care, an urgent care clinic operator, and Stratasan, LLC, a healthcare data analytics software company. He also was chairman and a director of Qualifacts

Systems, Inc., a software provider for behavioral health and human services providers, from 2002 to its sale in July 2014. Mr. Geringer’s career has focused almost exclusively on healthcare services companies as a founder, adviser, director and executive. Mr. Geringer earned a Bachelor of Science in economics from the University of Pennsylvania. We believe Mr. Geringer’s qualifications to serve as a director of our Company and as Chairman of the Board include his financial literacy, experience in the healthcare industry, his expertise in corporate strategy and development and his experience on other public company boards of directors.

Directors Whose Terms Expire in 2021

R. Dirk Allison, age 63, has served as a director of the Company since October 2010, and as President and Chief Executive Officer since January 16, 2016. Since April 2019, Mr. Allison has served as a director of National Mentor Network, the holding company for Civitas Solutions, Inc. (NYSE: CIVI), a home- and community-based health and human services provider. From July 2013 to January 2015, Mr. Allison served as a director of Curo Health Services, LLC, a hospice care provider. From October 2013 to August 2014, Mr. Allison served as the President and Chief Executive Officer of Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions. Prior to joining Correctional Healthcare Companies, Inc., Mr. Allison served as the President and Chief Executive Officer of CCS Medical, Inc., a provider of mail order diabetic supplies, from 2011 to May 2013. Prior to that, Mr. Allison served as Senior Vice President, Chief Financial Officer and Treasurer of Odyssey Healthcare, Inc. (Nasdaq: ODSY), a provider of hospice services. Odyssey Healthcare, Inc., was acquired in 2010 by Gentiva Health Services, Inc. (Nasdaq: GTIV), a $2 billion provider of home health and hospice services. Prior to joining Odyssey Healthcare, Inc. in 2006, Mr. Allison was Executive Vice President and Chief Financial Officer of Omniflight, Inc., an operator of aviation support services to the healthcare industry. Prior to Omniflight, Inc., Mr. Allison served for approximately three and a half years as Executive Vice President and Chief Financial Officer of Ardent Health Services LLC, an operator of acute care and behavioral care hospitals, and for approximately four years as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc. (NYSE: RCI), an operator of dialysis centers. Between 1987 and 1999, Mr. Allison served as President and Chief Executive Officer of several publicly and privately held healthcare companies, including a physician practice management company and several institutional pharmacy providers. Mr. Allison earned a Bachelor of Business Administration at the University of Louisiana at Monroe (formerly Northeast Louisiana University) and a master’s degree in business administration at the University of Dallas. Mr. Allison is a Certified Public Accountant (CPA). We believe Mr. Allison’s qualifications to serve as a director of our Company include his experience in the healthcare industry and his expertise in business, corporate strategy and investment matters as well as his experience with multi-site healthcare companies and knowledge of regulations regarding government reimbursements.

Mark L. First, age 54, has served as a director of the Company since 2006. Mr. First held the title of President of the Company from 2006 to 2009; however, Mr. First was not paid for his service in his capacity as President and had no involvement in the management of Addus Healthcare, Inc. (“Addus Healthcare”). Mr. First is a Managing Director of Eos Management, L.P. (“Eos Management”) and its affiliates, which includes ECP Helios Partners III, L.P., ECP General III, L.P. and Eos Partners SBIC III, L.P. (the “Eos Funds”), where he has been employed since 1994. Mr. First was previously an investment banker with Morgan Stanley & Co., Incorporated (NYSE: MS) from 1991 to 1994. Mr. First is a director of several privately owned companies. Mr. First earned a Bachelor of Science degree from The Wharton School of the University of Pennsylvania and a master’s degree in business administration from Harvard Business School. We believe Mr. First’s qualifications to serve as a director of our Company include his financial literacy and experience in business, corporate strategy and investment matters.

Darin J. Gordon, age 48, has served as a director of the Company since October 2016. Mr. Gordon also has served as President and Chief Executive Officer of the consulting firm Gordon & Associates, P.A. since 2016 and as a founding partner of Speire Healthcare Strategies, a healthcare consulting firm, since June 2017. From 1996 to May 2016, Mr. Gordon was employed at the State of Tennessee’s Division of Health Care Finance and Administration, an $11 billion healthcare enterprise that provided services to nearly 1.5 million Tennesseans. In

2006, he became the division’s Chief Executive Officer and Director, which included his responsibilities as Director of TennCare, Tennessee’s Medicaid program. Prior to becoming the division’s CEO and Director, Mr. Gordon also served as the division’s Director of Managed Care Programs and Chief Financial Officer. Throughout his career, Mr. Gordon has held various board positions in both corporate and non-profit capacities, including at Advanced Care Partners and Upperline Health, Inc. as well as at The Brown Center for Autism. Mr. Gordon earned a Bachelor of Science from Middle Tennessee State University. We believe Mr. Gordon’s qualifications to serve as a director of our Company include his experience in business, corporate strategy and investment matters as well as his knowledge of regulations regarding government reimbursements.

CORPORATE GOVERNANCE

Overview

In General

Our Board has adopted corporate governance policies, including a Code of Business Conduct and Ethics (“Code of Conduct”), and charters for each of our Compensation Committee, Audit Committee, Nominating and Corporate Governance Committee and Government Affairs Committee. The full text of our Code of Conduct and each committee charter is available on the Company’s website located at www.addus.com. You can view and print our Code of Conduct and committee charters by accessing our website, then clicking on “Investors” and then on “Corporate Governance.” Information contained on our website is not a part of this Proxy Statement and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

In addition, you may request copies of the Code of Conduct and the committee charters by contacting the Company using the following information:

Telephone: (469) 535-8200

Facsimile: (855) 893-0649

E-mail: investorrelations@addus.com

Other Corporate Governance Highlights

•	Only independent directors serve on our Audit, Compensation and Nominating and Corporate Governance Committees. A majority of our Board is composed of independent directors.

•	Our Audit Committee appoints, determines the compensation of and oversees the work of our independent auditors. It also has the authority to retain outside advisors.

•

Our Compensation Committee evaluates the performance of the Chief Executive Officer based on corporate goals and objectives and determines and approves his compensation level based on this evaluation and in accordance with any applicable employment agreement then in effect. Our Compensation Committee has the authority to retain independent advisors.

•

Our Board has adopted a Code of Conduct applicable to all directors, officers and employees. The Code of Conduct addresses, among other things, legal compliance, conflicts of interest, corporate opportunities, protection and proper use of Company assets, confidential and proprietary information, integrity of records, compliance with accounting principles and relations with government agencies. Any amendments to, or waivers from, our Code of Conduct will be posted on our internet website promptly following the date of such amendment or waiver, in each case to the extent such amendment or waiver would otherwise require the filing of a Current Report on Form 8-K pursuant to Item 5.05 thereof.

•

Under our Code of Conduct, directors, employees and officers are required to report service on the board of directors or trustees of any other business, trade or community organization. The Company may prohibit membership by officers or employees on any board of directors or trustees where such membership might conflict with the best interests of the Company.

•

Our Board has adopted an Insider Trading Policy, applicable to all directors, officers and employees, their family members and entities controlled by them, which prohibits, among other things, trading in securities of the Company or others while in possession of material non-public information.

•	We do not have a shareholder rights plan.

Board of Directors

Our Board oversees our business and monitors the performance of management. The Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the President and Chief Executive Officer, other key executives and our principal external advisors, such as legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings and will meet more often if necessary. The Board met six times during 2018. All directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held during the year ended December 31, 2018.

Director Independence

Our Board has affirmatively determined that each director other than R. Dirk Allison is “independent,” as defined by the Nasdaq Stock Market Rules. Under the Nasdaq Stock Market Rules, a director can be independent only if the director does not trigger a categorical bar to independence and our Board affirmatively determines that the director does not have a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director.

With respect to Mr. First, our Board considered Mr. First’s role as a Managing Director at Eos Management, an affiliate of the Eos Funds, and the fact that the Eos Funds own a significant number of shares of our capital stock. See “Security Ownership of Certain Beneficial Owners and Management.” In addition, our Board considered that Mr. First served as a non-employee, unpaid executive officer of the Company prior to the 2009 IPO and that we are a party to a registration rights agreement with the Eos Funds. After reviewing the existing relationships between us and the Eos Funds and their affiliates, and considering that the affiliation of Mr. First with the Eos Funds positively aligns his interests with those of our public shareholders, our Board has affirmatively determined that, in its judgment, Mr. First does not have any relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as director under the Nasdaq Stock Market Rules.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company should maintain flexibility to select our Chairman and Board leadership structure from time to time. Thus, the Company does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer. The Company’s Bylaws permit the Board to choose a Chairman of the Board from among its members, and the position of Chairman of the Board is currently held by Steven I. Geringer. The directors believe that, at the Company’s current stage, Mr. Geringer’s in-depth knowledge of the Company’s operations and strategic goals make him qualified to serve as Chairman of the Board. In addition, the Board is permitted to choose a Lead Director, who cannot be an executive officer. The Lead Director, if any, presides at all meetings of the Board and shareholders at which the Chairman is not present, including executive sessions of non-management directors. The position of Lead Director was held by Mark L. First from 2009 to January 2016. There is currently no Lead Director. The positions of President and Chief Executive Officer of the Company are currently held by R. Dirk Allison. The directors believe that, at the Company’s current stage, Mr. Allison’s in-depth knowledge of the Company’s operations and strategic goals make him qualified to serve as Chief Executive Officer. The Board believes that this governance structure, which separates the Chairman and Chief Executive Officer roles, promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Government Affairs Committee. Our Audit Committee, Compensation Committee

and Nominating and Corporate Governance Committee consist exclusively of members who the Board has affirmatively determined qualify as independent directors under the applicable requirements of the Nasdaq Stock Market Rules.

Audit Committee

The Audit Committee is composed entirely of directors, whom the Board has affirmatively determined are independent of the Company and its management as defined by the Nasdaq Stock Market Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are Michael Earley, Steven I. Geringer, Darin J. Gordon and Jean Rush. Mr. Earley serves as chairman of the Audit Committee.

The Board has also determined that each member of the Audit Committee satisfies the financial literacy requirements of the Nasdaq Stock Market Rules and that Mr. Earley is an “audit committee financial expert,” as that term is defined under Item 407(d) of Regulation S-K. In making its determination that Mr. Earley qualifies as an “audit committee financial expert,” the Board considered his education and the nature and scope of Mr. Earley’s prior experience. The members of the Audit Committee are reviewed at least annually by the Board.

The primary purpose of our Audit Committee is to oversee the integrity of our financial statements, our financial reporting process, the independent accountants’ qualifications and independence, the performance of the independent accountants and our compliance with legal and regulatory requirements on behalf of our Board. In particular, our Audit Committee performs the following key functions, among others:

•

reviewing our financial statements, reports, earnings press releases and other financial information (including internal procedures used in the preparation thereof) in conjunction with management and the independent auditor;

•	meeting quarterly with our Chief Financial Officer to monitor certain financial and operational metrics;

•

appointing our independent auditor and approving all audit and engagement compensation and terms, as well as all permitted non-audit services by our independent auditors, and meeting with our independent auditors to review and discuss certain financial measures;

•	reviewing the adequacy and effectiveness of our internal controls regarding accounting and financial matters;

•	reviewing and, if appropriate, approving transactions between us and related persons; and

•	reporting regularly to the full Board.

Additional information regarding our Audit Committee and its processes and procedures for the consideration and approval of related person transactions can be found under the heading “Certain Relationships and Related Party Transactions.”

This Committee met seven times in 2018.

Compensation Committee

The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the Nasdaq Stock Market Rules. The members of the Compensation Committee are Mark L. First, Steven I. Geringer and Susan T. Weaver, M.D. Mr. Geringer serves as chairman of the Compensation Committee.

The principal responsibilities of our Compensation Committee are to assist our Board by ensuring that our officers and key executives are compensated in accordance with our total compensation objectives and policies and to develop and implement these objectives and policies. In particular, the Compensation Committee is responsible for the following key functions, among others:

•	reviewing and approving corporate goals and objectives of executive compensation;

•	evaluating and approving the compensation and benefits of our executive officers and approving compensation for new executive officers hired; and

•	administering stock plans and other incentive and equity compensation plans.

The Compensation Committee may delegate authority to one or more of its members when appropriate, provided that decisions made pursuant to such delegated authority shall be presented to the full Committee at its next scheduled meeting.

This Committee met two times in 2018.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the Nasdaq Stock Market Rules. The members of the Nominating and Corporate Governance Committee are Michael Earley and Mark L. First. Mr. First serves as chairman of the Nominating and Corporate Governance Committee.

The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become board members consistent with the criteria established by our Board from time to time and recommending nominees to our Board;

•	selecting, or recommending that our Board select, candidates for election to the Board at the next annual meeting of shareholders, or to fill vacancies on our Board as necessary;

•	evaluating and approving independent director compensation;

•	overseeing the evaluation of our Board and our management; and

•	overseeing the succession planning of the President and Chief Executive Officer and senior executive officers.

This Committee met three times in 2018.

Government Affairs Committee

The members of the Government Affairs Committee are R. Dirk Allison, Darin J. Gordon, Jean Rush and Susan T. Weaver, M.D. Mr. Gordon serves as chairman of the Government Affairs Committee.

The primary responsibilities of the Government Affairs Committee are to oversee our governmental, legislative and regulatory affairs programs, processes and procedures, and to monitor our performance with respect to advocacy and awareness of governmental activities impacting our healthcare business operations.

This Committee met one time in 2018.

Risk Oversight

Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, cybersecurity, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for overseeing the quality and integrity of the Company’s financial statements and other financial information, financial reporting process, internal controls and procedures for financial reporting and internal audit function. In addition, the Audit Committee strives to provide an open avenue of communication among the Company’s independent auditor, management and the Board. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. Each committee regularly reports to the Board.

Directors Nomination Process

The Governance and Nominating Committee has responsibility for the director nomination process. The Nominating and Corporate Governance Committee identifies potential nominees for directors from various sources. The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. The Nominating and Corporate Governance Committee considers, among other things, a potential director’s independence and conflicts of interests, character and integrity, financial literacy, education and business experience and available time to devote to Board matters. The Nominating and Corporate Governance Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and such other skills and experience that would enhance the Board’s ability to serve the long-term interests of the shareholders. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as other diversity concepts such as race and gender. The Nominating and Corporate Governance Committee’s objective is to assemble a slate of directors that can best fulfill the Company’s goals and promote the interests of shareholders. The Nominating and Corporate Governance Committee believes these practices have been effective.

The Nominating and Corporate Governance Committee may from time to time use its authority under its charter to retain, at the Company’s expense, one or more search firms to identify candidates and to approve the search firm’s fees and other retention terms, and will specify for the search firm the criteria to use in identifying potential candidates.

The Nominating and Corporate Governance Committee will consider a shareholder’s recommendation for director, but the Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination by the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Secretary, Addus HomeCare Corporation, 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034. No person recommended by a shareholder will become a nominee for director and be included in the Company’s Proxy Statement unless the Nominating and Corporate Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders’ meeting, that shareholder must comply with Section 1.11 of the Company’s Bylaws as described below under “Shareholder Proposals for the 2020 Annual Meeting of Shareholders.”

Role of Compensation Consultants

The Compensation Committee has the authority to retain a compensation consultant or obtain advice from external legal, accounting or other advisors to assist in the evaluation of executive compensation. During 2017 and 2018, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant to provide advice as discussed below under “Executive Compensation—Compensation Discussion and Analysis,” which advice was used in making 2018 and 2019 compensation decisions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our written Code of Conduct provides that our directors, officers and employees are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee, or other independent committee of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. In addition, the charter of our Audit Committee states that the Audit Committee shall review and approve all related person transactions. Any request for us to enter into a transaction with an executive officer, director, nominee for director, principal shareholder, or any of such persons’ immediate family members or affiliates, or our employees, in which the amount involved may exceed $60,000, will first be presented to our Audit Committee or such other committee for review, consideration and approval. All of our directors, officers and employees are required to report any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee or such other committee will consider the facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee or such other committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee or such other committee determines in the good faith exercise of its discretion. Under our Code of Conduct, if we should discover related person transactions that have not been approved, the Audit Committee or such other committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. Notwithstanding the foregoing, compensatory transactions with our related persons will be reviewed by our Compensation Committee.

Related Person Transactions

Since January 1, 2018, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the captions “Information About Our Executive Officers” and “Executive Compensation” appearing elsewhere in this proxy, and the transactions described below.

Registration Rights Agreement

We are a party to a registration rights agreement with the Eos Funds, Freeport Loan Fund LLC, Mark S. Heaney, W. Andrew Wright, III and certain members of Mr. Wright’s family and trusts for their benefit, pursuant to which, under certain circumstances, we are required to register shares of our common stock held by those shareholders under the Securities Act of 1933, as amended (the “Securities Act”).

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation (the “Certificate of Incorporation”) contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our Company or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether our Bylaws would otherwise permit indemnification. We believe that these provisions are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We are party to indemnification agreements with each of R. Dirk Allison, Michael Earley, Mark L. First, Steven I. Geringer, Darin J. Gordon, Jean Rush and Susan T. Weaver, M.D., in their capacities as officers and directors, and with certain other of our former directors and officers (each, an indemnitee). Pursuant to these agreements, we have agreed to hold each indemnitee harmless and indemnify him to the fullest extent permitted by law against all expenses, judgments, penalties, fines and amounts paid in settlement including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the indemnitee. We are not obligated to make any payment to any indemnitee that is finally determined to be unlawful. In respect of any threatened, pending or completed proceeding in which we are jointly liable with an indemnitee, we will pay the entire amount of any judgment or settlement without requiring the indemnitee to contribute. We will advance, to the extent permitted by law, all expenses incurred by or on behalf of an indemnitee in connection with a proceeding. No amendment, alteration or repeal of our Certificate of Incorporation, our Bylaws or the indemnification agreement with any indemnitee will limit any right of that indemnitee in respect of any action taken or omitted by that indemnitee prior to such amendment. With respect to Mr. First and a certain former officer, we have agreed that, where the indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Eos Funds or their affiliates, we will be the indemnitor of first resort, we will be required to advance the full amount of expenses incurred by the indemnitee, and we will waive and release the Eos Funds and their affiliates from any and all claims for contribution, subrogation or any other recovery of any kind. We anticipate that we will enter into similar indemnification agreements with any new member elected to our Board.

At present, we are not aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents in their capacity as such for which indemnification will be required or permitted. In addition, we are not aware of any other threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

We have been informed that, in the opinion of the SEC, any indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock, as of April 26, 2019, by the following:

•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;

•	each continuing director;

•	each of our executive officers; and

•	all continuing directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days after the measurement date. The information in the table below is based on information supplied by our directors and executive officers and public filings.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole investment and voting power with respect to their shares, except where community property laws may apply. Unless otherwise indicated, we deem shares of common stock subject to options that are exercisable within 60 days of April 26, 2019 to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person. As of April 26, 2019, we did not have any warrants issued or outstanding. The percentage of shares beneficially owned is based on 13,177,598 shares of our common stock outstanding as of April 26, 2019. Except as otherwise indicated, the address of each person or entity named below is the address of the Company, 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Eos Funds (1)	2,171,638	16.5%
BlackRock (2)	1,521,841	11.5%
Dimensional Fund Advisors LP (3)	906,014	6.9%
TimeSquare Capital Management, LLC (4)	754,400	5.7%
The Vanguard Group (5)	689,967	5.2%
R. Dirk Allison (6)	205,665	1.5%
Brian Poff (7)	63,103	*
W. Bradley Bickham (8)	57,865	*
James Zoccoli (9)	50,686	*
Darby Anderson (10)	92,091	*
Laurie Manning (11)	23,125	*
Michael Earley	9,719	*
Mark L. First (1)	2,190,789	16.7%
Steven I. Geringer	19,151	*
Darin J. Gordon	4,465	*
Jean Rush	891	*
Susan T. Weaver, M.D.	4,465	*
All directors and executive officers as a group (12 persons)	2,722,015	20.1%

*	Less than one percent.

(1)

The information with respect to Eos Funds is based solely on its Schedule 13G/A filed with the SEC on February 13, 2019. The holdings of the Eos Funds consist of 795,556 shares of common stock held by ECP Helios Partners III, L.P. (“Helios III”), 708,538 shares held by ECP General III, L.P. (“General III”) and

667,544 shares held by Eos Partners SBIC III, L.P. (“SBIC III”). ECP III, LLC is the general partner of General III. Eos Hyperion GP, LLC is the general partner of Helios III. Eos General, L.L.C. is the general partner of Eos Partners, L.P., which is the managing member of Eos SBIC General III, L.L.C., the general partner of SBIC III. Eos Management, L.P. and its affiliates are collectively referred to as the Eos Funds. As a managing director of Eos Management, L.P. and its affiliates, Mr. First may be deemed to share beneficial ownership of the shares of common stock owned by the Eos Funds. Mr. First disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Mr. First owns 19,151 shares of common stock directly. The address of each of the Eos Funds is 437 Madison Avenue, 14th Floor, New York, New York 10022.

(2)

The information with respect to BlackRock, Inc. is based solely on its Schedule 13G/A filed with the SEC on January 24, 2019. BlackRock, Inc. possesses sole voting power of 1,503,919 shares of common stock and sole dispositive power over 1,521,841 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

The information with respect to Dimensional Fund Advisors LP is based solely on its Schedule 13G/A filed with the SEC on February 8, 2019. Dimensional Fund Advisors LP possesses sole voting power of 854,816 shares of common stock and sole dispositive power over 906,014 shares of common stock The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)

The information with respect to TimesSquare Capital Management, LLC is based solely on its Schedule 13G filed with the SEC on February 14, 2019. TimeSquare Capital Management, LLC possesses sole voting power of 754,400 shares on common stock and sole dispositive power over 754,400 shares of common stock. The address for TimeSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, NY 10036.

(5)

The information with respect The Vanguard Group is based solely on its Schedule 13G filed with the SEC on February 11, 2019. The Vanguard Group possesses sole voting power of 20,176 shares of common stock, shared voting power of 300 shares of common stock, sole dispositive power of 670,619 shares of common stock and shared dispositive power of 19,348 shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)

Includes 155,877 shares subject to options which are currently exercisable or exercisable within 60 days of April 26, 2019 and 23,330 shares of unvested restricted stock, which have various vesting dates.

(7)

Includes 44,048 shares subject to options which are currently exercisable or exercisable within 60 days of April 26, 2019 and 14,332 shares of unvested restricted stock, which have various vesting dates.

(8)

Includes 34,554 shares subject to options which are currently exercisable or exercisable within 60 days of April 26, 2019 and 16,741 shares of unvested restricted stock, which have various vesting dates.

(9)

Includes 25,298 shares subject to options which are currently exercisable or exercisable within 60 days of April 26, 2019 and 12,958 shares of unvested restricted stock, which have various vesting dates.

(10)

Includes 63,699 shares subject to options which are currently exercisable or exercisable within 60 days of April 26, 2019 and 7,552 shares of unvested restricted stock, which have various vesting dates.

(11)

Includes 9,554 shares subject to options which are currently exercisable or exercisable within 60 days of April 26, 2019 and 11,627 shares of unvested restricted stock, which have various vesting dates.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The Company’s executive officers as of April 29, 2019 are:

•	R. Dirk Allison;

•	Brian Poff;

•	W. Bradley Bickham;

•	James “Zeke” Zoccoli;

•	Darby Anderson;

•	Laurie Manning; and

•	Sean Gaffney.

R. Dirk Allison—The principal occupation and employment experience of Mr. Allison during the last five years is set forth above under the heading “Proposal No. 1: Election of Class I Directors—Directors Whose Terms of Office Will Continue after this Meeting.”

Brian Poff, age 46, has served as our Executive Vice President and Chief Financial Officer since May 2016. Mr. Poff has served in a number of financial positions in both public and private healthcare companies. From October 2015 to April 2016, he served as Chief Financial Officer and Treasurer of Oceans Healthcare, L.L.C., a provider of behavioral health services. Prior to Oceans Healthcare, Mr. Poff served as Senior Vice President of Finance, Chief Accounting Officer and Treasurer for CCS Medical, Inc., a provider of mail order diabetic supplies, from November 2011 to October 2015. Prior to CCS Medical, Mr. Poff served as the Corporate Controller for AccentCare, Inc., a provider of home health services. Mr. Poff also held the position of Division Chief Financial Officer—Hospice Services for Gentiva Health Services, Inc. (Nasdaq: GTIV), provider of home health and hospice services, and served as Assistant Controller for Odyssey HealthCare, Inc. (Nasdaq: ODSY), a provider of hospice services. Before working with Odyssey HealthCare, Inc., he served as the Controller for Horizon Health Corporation, a provider of behavioral health services, until its acquisition by Psychiatric Solutions, Inc., a psychiatric hospital operator, whereby he was elevated to the role of Division CFO. Mr. Poff earned a Bachelor of Business Administration in Accounting from Sam Houston State University.

W. Bradley Bickham, age 56, has served as our Executive Vice President and Chief Operating Officer since January 2017. Mr. Bickham has served in a variety of senior leadership roles in both public and private healthcare companies, following tenures in the legal and accounting fields. From September 2014 to January 2017, he served as Senior Vice President and Chief Legal Officer for United Surgical Partners International, an ambulatory surgery provider. Previously, he served as Executive Vice President and Chief Legal Officer for a number of firms, including Correctional Healthcare Companies, Inc., a provider of correctional healthcare solutions, from 2013 to August 2014 and CCS Medical, Inc., a provider of mail order diabetic supplies, from 2012 to 2013. He also served as Vice President, and later Senior Vice President and General Counsel for Odyssey HealthCare, Inc. (Nasdaq: ODSY), a provider of hospice services, from 2003 through its acquisition by Gentiva Health Services, Inc. (Nasdaq: GTIV), provider of home health and hospice services, in 2010. Mr. Bickham earned both a Bachelor of Science in Accounting and a law degree from Louisiana State University.

James “Zeke” Zoccoli, age 62, has served as our Executive Vice President and Chief Information Officer since February 2016. Mr. Zoccoli joined the Company from Heart to Heart Hospice, LLC, a provider of hospice services, where he served as Senior Vice President and CIO from September 2014 to February 2016. Previously, he served as Executive Vice President, COO and CIO at CCS Medical, Inc., a provider of mail order diabetic supplies, from 2011 to 2014. He served as Senior Vice President, CIO at Gentiva Health Services, Inc. (Nasdaq: GTIV), provider of home health and hospice services, from 2010 to 2011, after its acquisition of Odyssey

Healthcare, Inc. (Nasdaq: ODSY), a provider of hospice services, where he held the position of Vice President, Information Technology. Prior to Odyssey Healthcare, Inc., Mr. Zoccoli held similar positions at Horizon Health Corporation, a provider of behavioral health services, and LifeCare Management Services, LLC, a provider of healthcare services. Mr. Zoccoli earned a Bachelor of Arts in Economics and History from the State University of New York at Oswego.

Darby Anderson, age 53, has served as our Executive Vice President and Chief Development Officer since December 2014. Mr. Anderson previously served as Senior Vice President of Addus HealthCare, a position he held from 2013 to 2014. Mr. Anderson joined Addus HealthCare in 1996, and has served in such capacities as a Regional Manager, Midwest, Regional Vice President, Midwest and East, and Vice President of Home and Community Services. Mr. Anderson earned a Bachelor of Arts degree from Michigan State University.

Laurie Manning, age 64, has served as our Executive Vice President and Chief Human Resource Officer since August 2017. From 2012 to August 2017, Ms. Manning served as the Vice President, Human Resources for Epic Health Services, Inc., which provides home health services for medically fragile children and adults in 21 states. Previously, she served at Humana, Inc. (NYSE: HUM) as Human Capital Leader, Human Resources and served 17 years with Concentra, Inc., a provider of healthcare services, for whom Ms. Manning most recently served for five years as Vice President, Human Resources, East Region. Ms. Manning’s professional certifications include SPHR (Senior Professional Human Resources) and SHRM-SCP (Society for Human Resource Management-Senior Certified Professional). She earned a Bachelor of Science degree from Bellevue University and a master’s degree in organizational leadership from Norwich University.

Sean Gaffney, age 40, serves as our Executive Vice President, Chief Legal Officer beginning April 29, 2019. From 2015 to April 26, 2019, Mr. Gaffney served as General Counsel for Encompass Health – Home Health & Hospice, the fourth largest U.S. provider of skilled home health services. Previously, he served from 2014 to 2015 as the Executive Vice President of Corporate Development, General Counsel and Secretary of BroadJump, LLC, a software start-up producing innovative hospital cost-reduction technology. Mr. Gaffney earned a Bachelor of Arts from The University of Dallas and a law degree from Boston University School of Law, where he was a G. Joseph Tauro Scholar and managing editor of the Boston University International Law Journal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis is to provide information about the material elements of compensation that is paid or awarded to, or earned by, our named executive officers.

Named Executive Officers

Our named executive officers for the last completed fiscal year were as follows:

•	R. Dirk Allison, President and Chief Executive Officer;

•	Brian Poff, Executive Vice President, Chief Financial Officer, Treasurer and Secretary;

•	W. Bradley Bickham, Executive Vice President and Chief Operating Officer;

•	James “Zeke” Zoccoli, Executive Vice President and Chief Information Officer; and

•	Darby Anderson, Executive Vice President and Chief Development Officer.

Overview of our Compensation Program and Compensation Philosophy and Objectives

Our compensation and benefits programs are designed to attract and retain talented, qualified executives to manage and lead the Company, to motivate them to pursue corporate objectives, to align the interests of our executive with those of our shareholders and to maximize the long-term growth of the Company. We believe that our compensation program allows us to meet the following objectives:

•

Reward the named executive officer for a job done well. While base salary, which is intended to provide reasonable fixed compensation for the essential elements of a named executive officer’s position, remains an important component of a named executive officer’s compensation, our performance-based cash and equity compensation plans comprise a significant portion of compensation.

•

Compensate named executive officers within market standards. We believe that competitive pay, together with our significant growth opportunities and employee-centered corporate culture, allow us to attract and retain top-quality executives. To ensure the competitiveness of our compensation levels within the comparable markets for executive talent, we direct the conduct of periodic independent consulting studies to evaluate our executive compensation program in comparison to pertinent market data and specified peer companies.

•

Provide compensation that is fair to the named executive officer and the Company. We believe that it is important for named executive officers to be fairly compensated, at levels reflective of their talents and experience, and the scope of their job responsibilities. We also believe that it is important that each named executive officer perceives that his compensation is fair and equitable relative to his peers and others in the organization. This perceived equity promotes executive retention and satisfaction, and is consistent with our beliefs and values.

•

Create a high-performance culture. We believe that named executive officers should strive to achieve and exceed performance expectations, and drive the growth and success of the business. We also believe that superior performance warrants superior rewards. Our merit-based salary increases and performance-based cash and equity compensation plans are designed to promote this high-performance culture and motivate our executives to achieve at their highest potential.

2016 Advisory Vote on Named Executive Officer Compensation

The Compensation Committee reviewed the results of the 2016 shareholder advisory vote on named executive officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a majority of our shareholders at our 2016 annual meeting of shareholders approved the compensation program described in our 2016 Proxy Statement, the Compensation Committee did not implement changes to our 2018 executive compensation program as a direct result of the shareholders’ advisory vote. The Company is conducting another shareholder advisory vote this year and the Company will take into account the results of that vote in setting future compensation.

The Company also held a non-binding shareholder vote at the 2013 annual meeting of shareholders regarding whether to hold an advisory vote on named executive officer compensation every one, two or three years, which supported a triennial vote. In line with the results of the vote, the Company is presenting an advisory vote on named executive officer compensation in this Proxy Statement.

Role of the Compensation Committee, Consultants and Executive Officers in Determining Named Executive Officer Compensation

The targeted compensation range and amount of each element of our compensation program is determined by our Compensation Committee at the time of initial hire, promotion or employment agreement renewal, taking into consideration our results of operations, long and short-term goals, the competitive market for the named executive officer and general economic factors. We then review compensation on an annual basis as described below. We seek to combine the components of our executive compensation program to achieve a total compensation level appropriate for our size and corporate performance. We then determine the amount of each element of compensation based on our compensation objectives.

Role of the Compensation Committee

The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis. In addition, the targeted compensation range for each executive, along with the amount of each program element, is determined by the Compensation Committee. During 2018, the Compensation Committee engaged FW Cook as its independent compensation consultant to provide advice as discussed in the following paragraph, which advice was used in making compensation decisions for 2018 and 2019.

Role of the Independent Compensation Consultant

The Compensation Committee has the authority to retain a compensation consultant or obtain advice from external legal, accounting or other advisors to assist in the evaluation of executive compensation. The Compensation Committee retained FW Cook as its outside compensation consultant during 2018. During 2018, FW Cook provided updated benchmarking information (as discussed below) and assisted the Compensation Committee with revising the Company’s performance-based cash and equity compensation plans, including with respect to the target pay mix for the named executive officers’ total compensation packages, the performance slope for determining achievement of performance objectives under our annual performance-based plans and the use of stock option grants in our long-term incentive program. See “Executive Compensation—Compensation Discussion and Analysis—Performance-Based Equity Compensation.”

The Compensation Committee reviewed the independence of FW Cook as required by SEC rules and the Nasdaq Stock Market Rules regarding compensation consultants and has concluded that the work of FW Cook for the Compensation Committee does not raise any conflict of interest. All work performed by the compensation consultants is subject to review and approval of the Compensation Committee. FW Cook provided no other services to the Company and only received fees from the Company on behalf of the Compensation Committee.

Benchmarking

To ensure that our executive compensation program is competitive, the Compensation Committee has in prior years (most recently in 2018) reviewed an analysis of executive compensation at peer group companies assembled by FW Cook. There are very few directly comparable peer companies in our sector, so in determining our peer group, we also selected companies with comparable revenue levels, providing broadly comparable healthcare services within the healthcare industry with similar business complexity. The most recent targeted peer group consisted of the following companies:

• Almost Family, Inc.	• Capital Senior Living Corporation	• LHC Group, Inc.
• Amedisys Inc.	• Civitas Solutions, Inc.	• National Healthcare Corporation
• American Renal Associates Holdings, Inc.

In 2018, FW Cook calculated the median total compensation (including the grant fair value of equity incentives) for this peer group. The Compensation Committee also reviewed data in 2018 comparing individual compensation for its named executive officers to the average compensation for comparable offices paid by the peer group.

Role of the Executive Officers

During 2018, Mr. Allison participated in the meeting of the Compensation Committee at which compensation actions involving our named executive officers (other than Mr. Allison) were discussed. Mr. Allison assisted the Compensation Committee by making recommendations and answering Compensation Committee member questions regarding compensation actions relating to the named executive officers other than himself. Mr. Allison recused himself and did not participate in any portion of any meeting of the Compensation Committee at which his compensation was discussed.

Elements of Our Named Executive Officer Compensation Program

The compensation we provide to our named executive officers is primarily comprised of three elements: base salary, performance-based cash compensation, and performance-based equity compensation. We believe that offering these elements of compensation allows us to meet each of the objectives of our compensation philosophy, as well as to remain competitive with the market for acquiring executive talent. We also provide our named executive officers with certain other benefits and perquisites that are discussed below under “Other Compensation.”

Base Salary

We utilize base salary as the primary means of rewarding our named executive officers for their individual job performance, providing them a secure level of guaranteed cash compensation, and encouraging them to focus on their most important priorities and initiatives. The Compensation Committee may adjust executive base salary levels based on performance, competitive market conditions, and/or changes in position scope and responsibilities.

We agree upon a base salary, which is not “at risk,” with each named executive officer at the time of initial employment or promotion, which historically has been reflected in employment agreements. The amount of base salary initially offered to a new or newly-promoted named executive officer reflects our views as to the individual named executive officer’s scope of anticipated responsibilities; past experience; and future potential to add value through performance, knowledge, skills and expertise. This base salary level is also based on competitive industry salary practices.

A named executive officer may receive a merit-based salary increase to the extent such named executive officer is eligible pursuant to his employment agreement. In addition, we may adjust salary due to other circumstances, such as a change in responsibilities or position. Executive merit-based salary increases, to the extent permitted by a named executive officer’s employment agreement, have generally been determined based on the named executive officer’s performance of key Company and divisional or departmental objectives, as well as his effectiveness in performing his role.

Performance-Based Cash Compensation

A significant part of each named executive officer’s annual cash compensation is awarded under our individualized performance-based cash compensation plans. Bonuses under these plans are intended to incentivize and reward our named executive officers for the achievement of certain financial objectives. Historically these objectives have been a mix of corporate performance goals and individually tailored performance criteria. All performance-based cash compensation is based on the achievement of pre-established Company Adjusted EBITDA (defined below) targets, in order to more directly align this element of compensation with shareholder value. Performance-based cash compensation is designed to be “at risk,” with the named executive officer only receiving the maximum bonus if performance exceeds our expectations.

Our financial objectives are established to drive performance at or above Company budgetary levels, requiring that internal budget levels be exceeded to achieve the maximum bonus potential.

For our named executive officers, the award opportunity for 2018 performance was based 100% on the achievement of certain levels of Adjusted EBITDA. “Adjusted EBITDA” is the Company’s earnings before interest expense, income taxes, depreciation and amortization, as well as certain other adjustments. A reconciliation of Adjusted EBITDA to the Company’s net income is available on page 34 of our Annual Report on Form 10-K for the year ended December 31, 2018. The target Adjusted EBITDA goal was set based on the budget/forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold Adjusted EBITDA goal was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set well above the target, requiring exemplary performance. The Compensation Committee also mandated that the goals be revised upward based upon budget/forecast for acquisitions made during the year to reflect performance in the period following acquisition. The table which follows provides the Adjusted EBITDA performance goals originally established by the Compensation Committee for 2018, revised goals that reflect 2018 acquisitions, and the actual level of performance achieved (dollars in thousands):

	ADJUSTED EBITDA GOALS
	Threshold	Target	Maximum	Actual
Adjusted EBITDA (original)	$36,004	$40,004	$44,004	N/A
Adjusted EBITDA (with acquisitions)	$40,352	$44,836	$49,320	$43,948

The target amount for each annual performance bonus is set as a percentage of the named executive officer’s base salary and is based on the achievement of certain performance objectives. The target opportunity for Mr. Allison in 2018 was 100% of base salary, and for the other named executive officers the target opportunity was 75%. The threshold Adjusted EBITDA goal must be met in order for any payout to occur and payouts cannot exceed the maximum level, as set forth in the table below. The following table shows the annual incentive opportunities and actual bonus percentages earned for our named executive officers with respect to 2018 performance:

	Adjusted EBITDA
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Maximum % of Base Salary	Actual % of Base Salary Earned
Mr. Allison	$600,000	50.0	100.0	150.0	90.00
Mr. Poff	$375,000	37.5	75.0	112.5	67.5
Mr. Bickham	$390,000	37.5	75.0	112.5	67.5
Mr. Zoccoli	$360,000	37.5	75.0	112.5	67.5
Mr. Anderson	$325,000	37.5	75.0	112.5	67.5

For the fiscal year ending December 31, 2019, the Compensation Committee retained achievement of target levels of Adjusted EBITDA as the sole criteria for performance-based cash compensation, with a threshold of

50% of target award at 90% of the Adjusted EBITDA target, and a maximum of 150% of target award at 110% of the Adjusted EBITDA target (and linear interpolation within those ranges). Finally, the Compensation Committee set the target value of performance-based cash compensation as a percentage of base salary, as follows:

Name	Target % of Base Salary
Mr. Allison	100
Mr. Poff	75
Mr. Bickham	75
Mr. Zoccoli	75
Mr. Anderson	75

Performance-Based Equity Compensation

We believe compensation in the form of incentive equity awards aligns the interests of our named executive officers with the interests of our shareholders, and rewards our named executive officers for superior corporate performance. We believe this form of compensation is particularly effective for those individuals who have the most impact on the management and success of our business, providing them with a valuable long-term incentive while providing us with a valuable retention tool through the use of vesting periods. We also believe that equity incentives are an important part of a competitive compensation structure necessary to attract and retain talented named executive officers.

The performance-based equity component of our named executive officer compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our shareholders.

For each named executive officer, the award opportunity for 2018 performance was based entirely on the achievement of Adjusted EBITDA as described above in the description of “—Performance-Based Cash Compensation.”

The target amount for each performance-based equity plan is set as a fixed dollar amount and is based on the achievement of certain performance objectives, subject to adjustment at the discretion of the Compensation Committee. The target opportunity for Mr. Allison in 2018 was $800,000. The target opportunity for Messrs. Poff, Bickham, Zoccoli and Anderson was $250,000, $250,000, $210,000, and $180,000, respectively. As with the performance-based cash compensation, the Compensation Committee set a threshold of 50% payout at 90% of the Adjusted EBITDA target, and a maximum of 150% payout at 110% of the Adjusted EBITDA target (and linear interpolation within those ranges). Since the Company achieved Adjusted EBITDA in 2018 equal to 98% of the Adjusted EBITDA target, the dollar value of equity awarded to Mr. Allison was $720,000, and the dollar value of equity awarded to each of Messrs. Poff, Bickham, Zoccoli and Anderson was $225,000, $225,000, $189,000 and $162,000, respectively.

The dollar values derived from the calculations set forth above were converted into equity using the closing price of the Company’s common stock on March 1, 2019 and granted as restricted stock, vesting over 3 years.

The amounts of these grants, which were made under the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”), were as follows:

Name	Restricted Stock Awards
Mr. Allison	10,827
Mr. Poff	3,383
Mr. Bickham	3,383
Mr. Zoccoli	2,842
Mr. Anderson	2,436

For the fiscal year ending December 31, 2019, the Compensation Committee retained achievement of target levels of Adjusted EBITDA as the sole criteria for performance-based equity compensation, with a threshold of 50% of target grant at 90% of the Adjusted EBITDA target, and a maximum of 150% of target grant at 110% of the Adjusted EBITDA target (and linear interpolation within those ranges). Finally, the Compensation Committee set the target value of equity grants as a fixed dollar amount, as follows:

Name	Target $ Amount
Mr. Allison	800,000
Mr. Poff	250,000
Mr. Bickham	250,000
Mr. Zoccoli	210,000
Mr. Anderson	180,000

Other Compensation

In addition to the primary compensation elements discussed above, we provide our named executive officers with limited benefits and perquisites as described below in footnote 4 to the 2018 Summary Compensation Table. We consider these additional benefits to be a part of a named executive officer’s overall compensation. These benefits generally do not impact the level of other compensation paid to our named executive officers, due to the fact that the incremental cost to us of these benefits and perquisites represents a small percentage of each named executive officer’s total compensation package. We believe that these enhanced benefits and perquisites provide our named executive officers with security, convenience and support services that allow them to focus attention on carrying out their responsibilities to us. In addition, we believe that these benefits and perquisites help us to be competitive and retain talented executives.

In addition, we offer other employee benefits to our named executive officers for the purpose of meeting current and future health and security needs for the named executive officers and their families. These benefits, which we generally offer to all eligible employees, include medical, dental and life insurance benefits, short-term disability pay, long-term disability insurance, flexible spending accounts for medical expense reimbursements and a 401(k) retirement savings plan, which matches 6% of each dollar of compensation contributed to the plan by the employee, up to the maximum allowed by the Internal Revenue Service.

Change in Control and Severance

Each of our named executive officers is eligible to receive contractually-provided severance benefits pursuant to his employment agreement. These severance benefits are generally intended to match the terms that we believe to be standard within the market, show the named executive officer that we have made an investment in the named executive officer and provide stability for both us and the named executive officer in a competitive market for qualified talent. We believe that providing severance protection to our named executive officers upon their involuntary termination of employment or self-termination for good reason is an important retention tool that is necessary in the competitive marketplace for talented executives. We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable. We generally do not take into account any amounts that may be received by a named executive officer following termination of employment when establishing current compensation levels. The terms of each arrangement were determined in negotiation with the applicable named executive officer in connection with his hiring or continued employment and were not based on any set formula. Our equity award agreements with each of the named executive officers also generally provide for unvested options or restricted stock to vest immediately upon a change in control of the Company, provided the executive officer is actively employed by the Company as of the change in control.

We believe that these change in control and severance arrangements provide additional benefits to the Company by allowing us to receive certain covenants from our named executive officers in partial consideration of the compensation to be received upon a change in control or termination without Reasonable Cause. These covenants include agreements not to compete, agreements not to solicit our employees, customers, referral sources or other business relation, agreements not to disclose certain confidential and proprietary information (including trade secrets) and agreements not to disparage the Company. These covenants are described in further detail below under “—Potential Payments upon Termination or Change in Control.” None of our named executive officers are entitled to a tax gross-up in connection with a change in control payment.

Anti-Hedging of Company Stock

Pursuant to the Company’s Insider Trading Policy, directors, officers and employees are prohibited from:

•	directly or indirectly engaging in transaction designed to or have the effect of hedging or offsetting any decrease in the market value of Company stock;

•	buying or selling put options, call options or other derivatives of Company stock,

•	executing short sales of Company stock;

•	holding Company stock in margin accounts;

•	pledging any Company stock as collateral for a loan; and

•

establishing standing and limit orders (other than standing and limit orders under approved Rule 10b5-1 plans) without obtaining the consent of the Company’s Securities Trading Officer and the Board (or a duly appointed committee thereof).

Financial Restatements

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement.

In 2015, the SEC issued proposed rules regarding the adoption of “clawback” policies by publicly listed companies in accordance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). If and when final SEC rules implementing these requirements have become effective, publicly listed companies will be required to adopt a “clawback” policy providing for the recovery of certain incentive-based compensation from the executive officers of the company in the event the company is required to restate its financials as a result of material noncompliance of the company with any financial reporting requirements under the securities laws. The Company intends to adopt a compensation recoupment policy that will comply with the requirements of the Dodd-Frank Act if and when such final rules have become effective.

Effect of Accounting and Tax Treatment on Compensation Decisions

Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) generally disallows a corporate deduction for compensation over $1.0 million paid to the Company’s Chief Executive Officer and certain other executive officers, unless the compensation constitutes “qualified performance-based compensation” within the meaning of Section 162(m). The Compensation Committee has historically considered the impact of Section 162(m) in the design of its compensation strategies and intends to administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers. However, the Compensation Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding compensation to our named executive officers, even where the compensation paid under such programs may not be fully deductible, and the Compensation Committee may approve the payment of compensation that is outside the deductibility limitations of Section 162(m). Moreover, this exception allowing the full deductibility of “qualified performance-based compensation” does not apply to compensation paid after January 1, 2018 unless paid pursuant to a written binding contract that was in effect on November 2, 2017. While considering the tax implications of its compensation decisions, the Compensation Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of our stakeholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the SEC rules with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The foregoing report has been approved by all members of the Compensation Committee.

Steven I. Geringer (Chairman)

Mark L. First

Susan T. Weaver, M.D.

2018 Summary Compensation Table

The following table provides information regarding the compensation earned by each of our named executive officers for the fiscal years ended December 31, 2018, 2017 and 2016. In accordance with SEC rules, compensation data is not presented for 2016 with respect to Mr. Bickham, because he was not a named executive officer in that year.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
R. Dirk Allison	2018	588,701	—	367,509	1,426,904	540,000	21,585	2,994,699
President and Chief Executive	2017	520,432	—	350,000	310,068	551,250	21,497	1,753,247
Officer	2016	471,154	105,000	197,100	1,373,516	420,000	23,088	2,589,858

Brian Poff	2018	369,614	—	94,503	522,054	253,125	25,683	1,264,979
Executive Vice President, Chief	2017	332,307	—	434,989	83,725	267,750	25,304	1,144,075
Financial Officer, Treasurer and Secretary	2016	190,385	45,075	183,300	338,700	105,000	17,228	879,688

W. Bradley Bickham	2018	383,846	—	467,003	522,054	263,250	34,006	1,670,159
Executive Vice President and	2017	329,808	—	345,500	681,180	275,625	32,576	1,664,689
Chief Operating Officer

James Zoccoli	2018	356,923	—	94,503	449,659	243,000	31,122	1,175,207
Executive Vice President and Chief	2017	337,115	—	94,489	83,725	267,750	30,833	813,912
Development Officer	2016	271,250	65,623	482,200	501,790	157,896	30,535	1,509,294

Darby Anderson	2018	323,462	—	94,503	232,477	219,375	42,168	911,985
Executive Vice President and	2017	313,269	—	94,489	83,725	248,063	46,768	786,314
Chief Development Officer	2016	310,615	68,850	301,025	209,676	160,650	42,832	1,093,648

(1)

Mr. Allison’s employment began on January 16, 2016. Mr. Poff’s employment began on May 10, 2016. Mr. Bickham’s employment began on January 16, 2017. Mr. Zoccoli’s employment began on February 25, 2016. In each case, base salary represents the amount of base salary earned for the period beginning on employment commencement date through December 31, 2018.

(2)

This column discloses the grant date fair value of option awards calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions we used in valuing options are described under the caption “Stock Options and Restricted Stock Awards” in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

Reflects annual cash incentive awards earned pursuant to the Company’s annual bonus program. The amounts in this column for fiscal year 2018 were paid on March 14, 2019. For information regarding our annual bonus program, see “—Compensation Discussion and Analysis—Performance-Based Cash Compensation.”

(4)	Other compensation for 2018 includes the following amounts:

Name	Life Insurance Premium ($) (4-a)	Personal Benefits ($) (4-b)	Reimbursed Expense ($) (4-c)	Total All Other Compensation ($)
R. Dirk Allison	7,492	12,893	1,200	21,585
Brian Poff	2,532	21,951	1,200	25,683
W. Bradley Bickham	10,758	22,048	1,200	34,006
James Zoccoli	8,061	21,861	1,200	31,122
Darby Anderson	9,588	21,861	10,719	42,168

(4-a) Term life insurance and group term life premium paid by the Company for the benefit of the named executive officers.

(4-b) The amounts in this column represent the Company’s contribution to the executive’s health and dental benefits.

(4-c) The amounts in this column represent the reimbursement of cell phone allowance for each of the named executive officers and a car allowance for Mr. Anderson.

Grants of Plan-Based Awards in 2018

The following table sets forth each grant of plan-based awards to our named executive officers during 2018:

			Estimated Future Payouts Under Non-Equity Incentive Plans			Estimated Future Payouts Under Equity Incentive Plans			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
R. Dirk Allison	N/A	(2)	300,000	600,000	900,000
	2/26/2018	(3)				400,000	800,000	1,200,000
	3/2/2018								9,866			367,509
	3/2/2018									23,958	37.25	340,994
	3/2/2018									75,000	37.25	1,085,910
Brian Poff	N/A	(2)	140,625	281,250	421,875
	2/26/2018	(3)				125,000	250,000	375,000
	3/2/2018								2,537			94,503
	3/2/2018									6,161	37.25	87,690
	3/2/2018									30,000	37.25	434,364
W. Bradley Bickham	N/A	(2)	146,250	292,500	438,750
	2/26/2018	(3)				125,000	250,000	375,000
	3/2/2018								12,537			467,003
	3/2/2018									6,161	37.25	87,690
	3/2/2018									30,000	37.25	434,364
James Zoccoli	N/A	(2)	135,000	270,000	405,000
	2/26/2018	(3)				105,000	210,000	315,000
	3/2/2018								2,537			94,503
	3/2/2018									6,161	37.25	87,690
	3/2/2018									25,000	37.25	361,969
Darby Anderson	N/A	(2)	121,875	243,750	365,625
	2/26/2018	(3)				90,000	180,000	270,000
	3/2/2018								2,537			94,503
	3/2/2018									6,161	37.25	87,690
	3/2/2018									10,000	37.25	144,787

(1)

This column discloses the grant date fair value of restricted stock and option awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing the awards are described under the caption “Stock Options and Restricted Stock Awards” in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)

Award made pursuant to the Company’s 2018 Performance-Based Cash Compensation Plan, and described in further detail above under “—Compensation Discussion & Analysis—Performance-Based Cash Compensation.”

(3)

Award made pursuant to the Company’s 2018 Performance-Based Equity Compensation Plan, and described in further detail above under “—Compensation Discussion & Analysis—Performance-Based Equity Compensation.”

Outstanding Equity Awards at 2018 Fiscal Year End

The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2018:

	Number of Securities Underlying Unexercised Options (#)					Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (20)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date
R. Dirk Allison	75,000	75,000	(1)	19.71	1/21/2026
	8,321	16,640	(2)	34.05	3/3/2027
		75,000	(3)	37.25	3/2/2028
		23,958	(4)	37.25	3/2/2028
						21,718	1,474,218
Brian Poff	20,000	20,000	(5)	18.33	5/9/2026
	2,247	4,493	(6)	34.05	3/3/2027
		30,000	(7)	37.25	3/2/2028
		6,161	(8)	37.25	3/2/2028
						16,053	1,089,678
W. Bradley Bickham	12,500	37,500	(9)	34.55	1/16/2027
		30,000	(10)	37.25	3/2/2028
		6,161	(11)	37.25	3/2/2028
						20,037	1,360,112
James Zoccoli		25,000	(12)	21.75	2/25/2026
	2,247	4,493	(13)	34.05	3/3/2027
		25,000	(14)	37.25	3/2/2028
		6,161	(15)	37.25	3/2/2028
						14,387	976,590
Darby Anderson	9,000			5.93	5/9/2021
	6,000			4.62	4/30/2022
	7,500			8.91	3/11/2023
	4,453			8.91	3/11/2023
	12,698			23.10	4/4/2024
	10,000	10,000	(16)	22.70	3/1/2026
	2,247	4,493	(17)	34.05	3/3/2027
		10,000	(18)	37.25	3/2/2028
		6,161	(19)	37.25	3/2/2028
						10,845	736,159

(1)	Mr. Allison’s unexercisable options will vest in two equal installments on January 21, 2019 and 2020.

(2)	Mr. Allison’s unexercisable options will vest in two equal installments on each of March 3, 2019, and 2020.

(3)	Mr. Allison’s unexercisable options will vest in four equal installments on each of March 2, 2019, 2020, 2021 and 2022.

(4)	Mr. Allison’s unexercisable options will vest in three equal installments on each of March 2, 2019, 2020 and 2021.

(5)	Mr. Poff’s unexercisable options will vest in two equal installments on May 9, 2019 and 2020.

(6)	Mr. Poff’s unexercisable options will vest in two equal installments on each of March 3, 2019, and 2020.

(7)	Mr. Poff’s unexercisable options will vest in four equal installments on each of March 2, 2019, 2020, 2021 and 2022.

(8)	Mr. Poff’s unexercisable options will vest in three equal installments on each of March 2, 2019, 2020 and 2021.

(9)	Mr. Bickham’s unexercisable options will vest in three equal installments on each of January 16, 2019, 2020 and 2021.

(10)	Mr. Bickham’s unexercisable options will vest in four equal installments on each of January 16, 2019, 2020, 2021 and 2022.

(11)	Mr. Bickham’s unexercisable options will vest in three equal installments on each of January 16, 2019, 2020 and 2021.

(12)	Mr. Zoccoli’s unexercisable options will vest in two equal installments on February 25, 2019 and 2020.

(13)	Mr. Zoccoli’s unexercisable options will vest in two equal installments on March 3, 2019 and 2020.

(14)	Mr. Zoccoli’s unexercisable options will vest in four equal installments on each of March 2, 2019, 2020, 2021 and 2022.

(15)	Mr. Zoccoli’s unexercisable options will vest in three equal installments on each of March 2, 2019, 2020 and 2021.

(16)	Mr. Anderson’s unexercisable options will vest in two equal installments on each of February 29, 2019 and 2020.

(17)	Mr. Anderson’s unexercisable options will vest in two equal installments on March 3, 2019 and 2020.

(18)	Mr. Anderson’s unexercisable options will vest in four equal installments on each of March 2, 2019, 2020, 2021 and 2022.

(19)	Mr. Anderson’s unexercisable options will vest in three equal installments on each of March 2, 2019, 2020 and 2021.

(20)

The value for Messrs. Allison, Poff, Bickham, Zoccoli and Anderson equals the number of shares of unvested restricted stock held by each of Messrs. Allison, Poff, Bickham, Zoccoli and Anderson, respectively, as of December 31, 2018, multiplied by the market price of Company common stock at the close of December 31, 2018, which was $67.88 per share.

Option Exercises and Stock Vested During Fiscal Year 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
R. Dirk Allison	—	—	5,927	225,531
Brian Poff	—	—	6,759	291,148
W. Bradley Bickham	—	—	2,500	93,375
James Zoccoli	25,000	1,263,250	5,925	287,081
Darby Anderson	—	—	7,059	276,262

(1)	Value realized upon the exercise of option awards is based on the difference between the actual price at which the exercised shares were sold and the exercise price of the options.

(2)	Value realized upon the vesting of stock awards is based on the closing price of our common stock on the applicable vesting date.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit pension plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified deferred compensation plans sponsored by us.

Employment Agreements

We have entered into employment agreements with each of our named executive officers.

Employment Agreement with Mr. Allison

We have entered into an amended and restated employment agreement with Mr. Allison effective November 5, 2018. The initial term of Mr. Allison’s agreement is four years from the date of Mr. Allison’s initial employment with the Company, which is February 29, 2016; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 180 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Allison is entitled to an annual base salary of $600,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, in the event that the Company attains a certain percentage of its annual performance target, which target is determined by the Board in its sole discretion, Mr. Allison is eligible, at the discretion of the Compensation Committee, to receive: (1) stock-based compensation with a target of up to 150% of his annual base salary, and (2) cash-based compensation with a target of up to 150% of his annual base salary. Mr. Allison is entitled to receive benefits paid to similarly situated employees, which include participation in health, disability and vacation plans. Mr. Allison is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”

Employment Agreement with Mr. Poff

We entered into an amended and restated employment agreement with Mr. Poff effective November 5, 2018. The initial term of Mr. Poff’s agreement is four years from the date of Mr. Poff’s initial employment with the Company, which is May 10, 2016; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Poff is entitled to an annual base salary of $375,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive an annual bonus in an amount equal to up to 75% of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to a percentage of his annual base salary to be determined for performance against established objectives at the maximum levels. Mr. Poff is entitled to receive benefits paid to similarly situated employees, which include, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Poff’s base salary for such insurance policy. Mr. Poff is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”

Employment Agreement with Mr. Bickham

We entered into an amended and restated employment agreement with Mr. Bickham effective November 5, 2018. The initial term of Mr. Bickham’s agreement is one year from the date of Mr. Bickham’s initial employment with the Company, which is January 16, 2017; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Bickham is entitled to an annual base salary of $390,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive an annual bonus in an amount equal to up to 75% of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to a percentage of his annual base salary to be determined for performance against established objectives at the maximum levels. Mr. Bickham is entitled to receive benefits paid to similarly situated employees, which include, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Bickham’s base salary for such insurance policy. Mr. Bickham is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”

Employment Agreement with Mr. Zoccoli

We entered into an amended and restated employment agreement with Mr. Zoccoli effective November 5, 2018. The initial term of Mr. Zoccoli’s agreement is four years from the date of Mr. Zoccoli’s initial employment with the Company, which is February 25, 2016; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Zoccoli is entitled to an annual base salary of $360,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive an annual bonus in an amount equal to up to 75% of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to a percentage of his annual base salary to be determined for performance against established objectives at the maximum levels. Mr. Zoccoli is entitled to receive benefits paid to similarly situated employees, which include, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Zoccoli’s base salary for such insurance policy. Mr. Zoccoli is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”

Employment Agreement with Mr. Anderson

We entered into an amended and restated employment agreement with Mr. Anderson effective November 5, 2018. The initial term of Mr. Anderson’s agreement is four years from the date of Mr. Anderson’s initial employment with the Company, which is August 27, 2007; after the initial term, the agreement automatically renews for successive one-year terms, unless either party provides at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the agreement. Under the agreement, Mr. Anderson is entitled to an annual base salary of $325,000, subject to annual review and adjustment upward by our Compensation Committee thereafter. In addition, at the discretion of the Compensation Committee, he is eligible to receive an annual bonus in an amount equal to up to 75% of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to a percentage of his annual base salary to be determined for performance against established objectives at the maximum levels. Mr. Anderson is entitled to receive benefits paid to similarly situated employees, which include, at a minimum, participation in health, disability and vacation plans, as well as receipt of a life insurance policy with a death benefit of up to five times his base salary, although we are not required to pay more than 3% of Mr. Anderson’s base salary for such insurance policy. Mr. Anderson is entitled to receive severance benefits upon termination of employment as described below under “—Potential Payments upon Termination or Change in Control.”

Restrictive Covenants

Mr. Allison’s right to receive severance benefits is conditioned on strict compliance with certain covenants, including nondisclosure of certain confidential and proprietary information, for two years (or for three years upon a Change of Control) after Mr. Allison’s termination:

•	noncompetition within 50 miles of any of our locations;

•	nonsolicitation of business from any of our customers;

•	nonsolicitation of our employees, customers, referral sources, suppliers, vendors, licensees or other business relations of the Company; and

•	nondisparagement of the Company.

The right of the other named executive officers to receive severance benefits is conditioned on strict compliance with certain covenants, including nondisclosure of certain confidential and proprietary information, for one year (or for two years upon a Change of Control) after the executive’s termination:

•	noncompetition within 50 miles of any of our locations;

•	nonsolicitation of business from any of our customers;

•	nonsolicitation of our employees, customers, referral sources, suppliers, vendors, licensees or other business relations of the Company; and

•	nondisparagement of the Company.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with the named executive officers described above, that provide for payments and benefits in the event of termination of employment. Under the employment agreements, each named executive officer is entitled to severance benefits if (i) we terminate his employment other than for Reasonable Cause; (ii) if such executive officer resigns with Good Reason; and (iii) in the event of his death or suffering a physical or mental Disability. The named executive officers are entitled to severance enhancements in the event they experience a termination by the Company without Reasonable Cause or if they resign with Good Reason in connection with a Change in Control.

Reasonable Cause

Under the employment agreements for the named executive officers, Reasonable Cause is defined as:

•	material breach or omission by the executive of any of his duties or obligations under his employment agreement, if uncured after notice;

•	the executive willfully engaging in any action that materially damages, or that may reasonably be expected to materially damage, the Company or our business or goodwill;

•	any breach by the executive officer of his fiduciary duties;

•	commission of any act involving fraud, the misuse or misappropriation of our money or property, any felony, the habitual use of drugs or other intoxicants or chronic absenteeism;

•	gross negligence or willful misconduct by the executive;

•	gross insubordination by the executive, including intentional disregard of any reasonable directive from the Chief Executive Officer, or Board (solely the Board, in the case of Mr. Allison); or

•	failure to perform any material directive in a timely and effective manner, if uncured after notice.

Good Reason

Under the employment agreement for Mr. Allison, Good Reason is defined as:

•	any reduction in base salary;

•	any material reduction in employment duties and responsibilities;

•	removal by the Company as Chief Executive Officer or as a member of the Board;

•

any material breach by the Company of any material term of Mr. Allison’s employment agreement, other than a breach which is remedied by the Company within 10 days after receipt of written notice given by the executive;

•	a change in his direct reporting duty to a person other than the Board;

•	the relocation of the Chief Executive Officer’s principal office to a location more than 50 miles from Frisco, Texas; or

•

if the Company were to become a direct or indirect wholly-owned subsidiary of a single operating company or other entity (the “Operating Company”) and Mr. Allison were not to be employed as the Chief Executive Officer and a member of the board of directors (or other analogous governing body) of the Operating Company.

Under the employment agreements for the other named executive officers, Good Reason is defined as:

•	any reduction in base salary;

•	any material reduction in employment duties and responsibilities;

•	any willful breach by the Company of any material term of the agreement, other than a breach which is remedied by the Company within 10 days after receipt of written notice given by the executive;

•	a change in direct reporting duty to a person other than the Chief Executive Officer or the Board; or

•	the relocation of the executive officer’s principal office to a location more than 50 miles from Frisco, Texas.

Disability

Under the employment agreements for our named executive officers, Disability is defined as the named executive officer suffering a physical or mental disability (a “Disability”) so that such executive is or, in the opinion of an independent physician retained by the Company for purposes of this determination will be, unable to perform his duties in a manner satisfactory to the Company for a period of ninety days out of any one hundred eighty consecutive-day period.

Severance Benefits

If we terminate a named executive officer’s employment other than for Reasonable Cause or the executive resigns for Good Reason (as defined in the respective named executive officers’ employment agreement), then, generally, such executive is entitled to the following:

•

Mr. Allison—(i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination, and (iii) accrued but unpaid benefits, including vacation accrued pursuant to the Company’s vacation policy. In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants, Mr. Allison would receive (i) severance pay equal to his base cash compensation, which is defined as the highest base salary in effect for the executive, payable in equal installments for 24 months following termination, (ii) any unpaid bonus for a completed performance period that the Executive would have earned had he remained employed through the date of payment, and (iii) after-tax cash payments equal to the Company’s share of COBRA premiums for a period of up to 2 years.

•

Other named executive officers—(i) unpaid base salary for any period prior to the effective date of termination, (ii) a pro rata payment of bonus for any period prior to the effective date of termination, and (iii) accrued but unpaid benefits, including accrued vacation time and unused holidays. In addition, subject to strict compliance with the noncompetition, confidentiality and other covenants, the named executive officer would receive (i) severance pay equal to his base cash compensation, which is defined as the highest base salary in effect for the executive, payable in equal installments for 12 months following termination; plus (ii) after-tax cash payments equal to the Company’s share of COBRA premiums for a period of 12 months.

Change in Control Severance Enhancements

The named executive officers are entitled to severance enhancements in the event they experience a termination by the Company without Reasonable Cause or resign for Good Reason in connection with a Change in Control (each as defined in their respective agreements), as follows:

•

Mr. Allison—if Mr. Allison is terminated by the Company without Reasonable Cause or resigns for Good Reason within six months prior to or one year following a Change in Control of the Company, then he would receive, in lieu of the amounts described above in “Severance Benefits” (and less any such severance amounts already received), (i) an amount equal to 36 months of his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 24 months following termination, (ii) any unpaid bonus for a completed performance period that the Executive would have earned had he remained employed through the date of payment, and (iii) after-tax cash payments equal to the Company’s share of 36 months of COBRA premiums, payable in equal installments for two years following termination.

•

The other named executive officers—if the executive is terminated by the Company without Reasonable Cause or resigns for Good Reason within six months prior to or one year following a Change in Control of the Company, then he would receive, in lieu of the amounts described above in “Severance Benefits” (and less any such severance amounts already received), (i) an amount equal to 24 months of his annual cash compensation, which is defined as the sum of the highest base salary in effect for the executive, plus the greater of the prior year’s bonus or the annualized amount of the executive’s target bonus for the current year, payable in equal installments for 12 months following termination, (ii) a pro rata portion of the bonus he would have been entitled to receive had his employment not been terminated, plus (iii) after-tax cash payments equal to the Company’s share of 24 months of COBRA premiums, payable in equal installments for one year following termination.

Treatment of Equity Awards

Upon a Change in Control or the Executive’s Death or Disability

Pursuant to their award agreements, all of our named executive officers are also entitled to immediate vesting of their unvested options and restricted stock upon a Change in Control of the Company, provided the executive officer is actively employed by the Company as of the Change in Control, or the named executive officer’s death or Disability (each as defined in the 2009 Plan and the 2017 Plan, as applicable).

Post-Termination Option Exercise Periods

Under the 2009 Plan, options generally remain exercisable for a maximum of three months following the named executive officer’s termination for any reason, except (i) all options are forfeited upon a termination for Cause, (ii) vested options remain exercisable for a period of six months following termination in the event of the named executive officer’s Retirement and (iii) vested options remain exercisable for a period of twelve months following termination in the event of the named executive officer’s death or Disability (each term as defined in the 2009 Plan).

Under the 2017 Plan, options generally remain exercisable for a maximum of three months following the named executive officer’s termination for any reason, except (i) all options will be forfeited upon a termination for Cause, (ii) vested options will remain exercisable for a period of six months following termination in the event of the named executive officer’s Retirement and (iii) vested options will remain exercisable for a period of twelve months following termination in the event of the named executive officer’s death or Disability (each term as defined in the 2017 Plan).

Potential Payments upon Termination or Change in Control Table

The following table sets forth information concerning the payments that would be received by each named executive officer upon various termination of employment scenarios, assuming the termination occurred on December 31, 2018. The table below only shows additional amounts that the named executive officers would be entitled to receive upon termination, and does not show other items of compensation that may be earned and payable at such time such as earned but unpaid base salary, bonuses or benefits:

Name	Benefits ($)	Payments on Termination without Reasonable Cause, or for Good Reason ($)	Payments on Termination without Reasonable Cause, or for Good Reason, in Connection with a Change in Control ($)	Disability ($)	Death ($)
Dirk Allison (1)	Severance	3,340,000	6,000,000	—	—
	Extension of Benefits	25,787	38,680	—	—
	Value of Accelerated Vesting of Equity Awards	—	8,680,983	8,680,983	8,680,983
	Life Insurance Benefit Paid by Insurance Company	—	—	—	2,625,000

	Total	3,365,787	14,719,663	8,680,983	11,305,983
Brian Poff (2)	Severance	878,125	1,812,500	—	—
	Extension of Benefits	21,951	43,901	—	—
	Value of Accelerated Vesting of Equity Awards	—	3,340,287	3,340,287	3,340,287
	Life Insurance Benefit Paid by Insurance Company	—	—	—	1,700,000

	Total	900,076	5,196,688	3,340,287	5,040,287
Bradley Bickham (3)	Severance	903,250	1,865,000	—	—
	Extension of Benefits	22,048	44,097	—	—
	Value of Accelerated Vesting of Equity Awards	—	3,717,598	3,717,598	3,717,598
	Life Insurance Benefit Paid by Insurance Company	—	—	—	1,464,136

	Total	925,298	5,626,695	3,717,598	5,181,734
James Zoccoli (4)	Severance	813,000	1,680,000	—	—
	Extension of Benefits	21,861	43,721	—	—
	Value of Accelerated Vesting of Equity Awards	—	3,236,299	3,236,299	3,236,299
	Life Insurance Benefit Paid by Insurance Company	—	—	—	1,625,000

	Total	834,861	4,960,020	3,236,299	4,861,299
Darby Anderson (5)	Severance	754,375	1,557,500	—	—
	Extension of Benefits	21,861	43,721	—	—
	Value of Accelerated Vesting of Equity Awards	—	1,834,968	1,834,968	1,834,968
	Life Insurance Benefit Paid by Insurance Company	—	—	—	1,269,841

	Total	776,236	3,436,189	1,834,968	3,104,809

(1)

Represents amounts Mr. Allison would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

(2)

Represents amounts Mr. Poff would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

(3)

Represents amounts Mr. Bickham would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

(4)

Represents amounts Mr. Zoccoli would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

(5)

Represents amounts Mr. Anderson would be entitled to receive pursuant to his employment agreement and equity award agreements. See “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

Amounts of unpaid pro rata bonus are calculated using the non-discretionary bonuses actually paid for 2018 performance. Since Mr. Allison’s agreement provides for a performance based equity bonus, his bonus amount includes the value of his performance based equity bonus. The employment agreements for the remaining named executive officers only provide for a cash bonus, so their severance amounts are not calculated to include their equity bonuses.

Amounts of prior year’s bonuses are calculated using the bonus actually paid (if any) for 2017 performance.

Compensation Risks

Based on our review, we believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, with the oversight of the Compensation Committee, we have reviewed: our employee compensation policies and practices, our mixture of cash and equity opportunities, our use of short-term and long-term performance-based awards, use of financial metrics that are easily capable of review and avoidance of uncapped rewards.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. R. Dirk Allison, our President and Chief Executive Officer at December 31, 2018. We identified our median employee using our total employee population as of October 1, 2018 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used annual base salary, since it represents the primary compensation component paid to all of our employees. As a result, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s total annual compensation in accordance with the requirements of the 2018 Summary Compensation Table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

Our median employee is a home care aide working part-time with 20 hours per week or less. As of December 31, 2018, approximately 96% of our employees were home care aides, and approximately 89% of our home care aides were classified as part-time. Our median employee’s 2018 compensation was $10,133. Our Chief Executive Officer’s total 2018 compensation was $2,944,699 as reported in the 2018 Summary

Compensation Table above. Accordingly, our 2018 CEO to Median Employee Pay Ratio was 291:1. Each individual’s total annual compensation can be comprised of different compensation elements and is dependent on where the individual works.

Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

2018 Director Compensation

Consistent with the Company’s independent director compensation policy, in 2018, our independent directors received an annual retainer of $45,000 for service on the Company’s Board, $1,500 per in-person scheduled board meeting (whether attended in person or telephonically) and $750 per telephonic board meeting. The Chairman of the Board received an additional retainer of $20,000.

In addition, in 2018, the chairmen of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Government Affairs Committee received an additional annual retainer of $15,000, $10,000, $7,500 and $10,000, respectively (consistent with 2017). Directors who served on the Audit Committee received $1,500 per Audit Committee meeting attended and independent directors who served on other committees received $1,000 per committee meeting attended. Independent directors were also reimbursed for reasonable expenses incurred in attending Board meetings, committee meetings and shareholder meetings.

In addition, during 2018, each independent director received an annual grant of restricted shares of the Company’s common stock valued at approximately $74,973, which was awarded following the Company’s annual meeting of shareholders. Each grant of restricted stock to an independent director vests on the first anniversary of the date of issuance.

The foregoing independent director compensation is subject to review and adjustment on the recommendation of our Nominating and Corporate Governance Committee.

The following information sets forth the compensation paid to our directors, whose compensation is not described above, for the year ended December 31, 2018:

Name	Fees Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Michael Earley (2)	78,000	74,973	152,973
Mark L. First (3)	65,000	74,973	139,973
Steven I. Geringer (4)	92,750	74,973	167,723
Darin J. Gordon (5)	72,500	74,973	147,473
Jean Rush (6)	15,750	56,276	72,026
Susan T. Weaver, M.D. (7)	55,500	74,973	130,473

(1)

This column discloses the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing equity incentives are described under the caption “Stock Options and Restricted Stock Awards” in Note 12 to our consolidated financial statements in our Annual Report on Form 10-K.

(2)

The cash fees owed to Mr. Earley were paid to Pelican Advisory LLC, a limited liability company owned by Mr. Earley and the stock awards granted to Mr. Earley were made to him directly as an individual. As of December 31, 2018, Mr. Earley held 1,340 unvested restricted shares.

(3)

The cash fees owed to Mr. First were paid to an affiliate of the Eos Funds and the stock award granted to Mr. First were made to him directly as an individual. As of December 31, 2018, Mr. First held 1,340 unvested restricted shares.

(4)	As of December 31, 2018, Mr. Geringer held 1,340 unvested restricted shares.

(5)	As of December 31, 2018, Mr. Gordon held 1,340 unvested restricted shares.

(6)	As of December 31, 2018, Ms. Rush held 891 unvested restricted shares.

(7)	As of December 31, 2018, Dr. Weaver held 1,340 unvested restricted shares.

Compensation Committee Interlocks and Insider Participation

During 2018, Mr. Geringer, Mr. First and Dr. Weaver served on our Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee (or other board committee performing equivalent functions) of an entity that has an executive officer serving as a member of our board of directors on our Compensation Committee.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The appointment of our independent auditor will be approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Ernst & Young LLP (“EY”) was our independent registered public accounting firm for the fiscal year ended December 31, 2018. On April 26, 2019 (the “Engagement Date”), we engaged PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The decision to engage PwC as our independent registered public accounting firm was approved by the Audit Committee. On April 24, 2019, we notified EY that it had been dismissed as our principal independent registered public accounting firm effective upon the date of filing for our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019. The Audit Committee approved the dismissal of EY.

The reports of EY on our audited consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2018 and 2017 and through the Engagement Date, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EY, would have caused it to make reference thereto in its reports on our audited consolidated financial statements for such years. During the years ended December 31, 2018 and 2017, and through the Engagement Date, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except for the material weakness reported on our Annual Report on Form 10-K for the year ended December 31, 2018 related to our process to review and approve hours worked and billed. EY has discussed these control deficiencies with the Audit Committee, and the Audit Committee has authorized EY to discuss such control deficiencies with PwC and to respond fully to any inquiries of PwC regarding such control deficiencies.

During the years ended December 31, 2018 and 2017, and through the effective date of the dismissal, neither the we, nor anyone on our behalf, consulted PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our audited consolidated financial statements, and no written report was provided to us or oral advice was provided that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Representatives of PwC and EY are expected to attend the Annual Meeting and will have an opportunity to make a statement if they wish. They are also expected to be available to answer questions at the meeting.

Prior Change in Auditor

On April 21, 2017, we notified BDO, USA LLP (“BDO”) that it had been dismissed as our principal independent registered public accounting firm effective upon the date of filing for our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017. The Audit Committee approved the dismissal of BDO.

The reports of BDO on our audited consolidated financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2016 and 2015, and through the effective date of the dismissal, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused it to make reference thereto in its reports on our audited consolidated financial statements for such year. During the years ended December 31, 2016 and 2015, and through the effective date of the dismissal, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except for the material weakness reported on our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30 of 2016 related to (a) the segregation of duties, user access, and monitoring and review controls related to billable and non-billable transactions, (b) validating the completeness and accuracy of underlying data used in the operation of monitoring controls and (c) review of new hires, terminations and payroll changes. The material weaknesses identified in clauses (a) through (c) above were remediated during the quarter ended December 31, 2016.

During the years ended December 31, 2016 and 2015, and through the effective date of the dismissal, neither we, nor anyone on our behalf, consulted EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our audited consolidated financial statements, and no written report was provided to us or oral advice was provided that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by EY for the audit of our annual consolidated financial statements for 2018 and 2017 and fees for other services rendered by EY for fiscal year 2018 and 2017:

	2018	2017
Audit fees (1)	$1,785,623	$1,144,000
Audit-related fees	$—	$—
Tax fees (2)	$209,612	$351,071
All other fees (3)	$254,659	$361,410

(1)

Audit fees represented fees for professional services provided in connection with the audit of the Company’s audited financial statements, audit of effectiveness of internal controls over financial reporting, reviews of the Company’s quarterly financial statements, audit and testing of the Company’s acquisitions of Ambercare Corporation and Arcadia Home Care & Staffing and fees related to the Company’s filings of registration statements, New York cost reporting, Accounting Standards Update 2016-02, Leases (Topic 842) and related amendments, and services rendered in connection with the registration statement.

(2)

Assistance with Internal Revenue Code (the “Code”) Section 6055 and 6056 reporting requirements, Code Section 4980H eligibility determinations, other tax-related compliance and reporting aspects of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, work opportunity tax credits, changes to the Company’s cash to accrual method, and professional services in connection with federal empowerment zone employment credit.

(3)	Acquisition expenses related to due diligence and professional services, and Service Employees International Union (SEIU) procedures.

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee charter requires the Audit Committee to pre-approve all audit and permitted non-audit services provided by the independent auditor as well as the related fees. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate the pre-approval authority to a member or members of the Audit Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Audit Committee at its next meeting.

The Audit Committee pre-approved all services provided by EY in 2017 and 2018. The Audit Committee has pre-approved all services anticipated to be provided by EY during 2019.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

The Audit Committee consists of four members of the Board, each of whom has been determined by the Board to be financially literate, as contemplated by the Nasdaq Stock Market Rules. The Board has determined that Michael Earley is an “audit committee financial expert,” as that term is defined under 407(d) of Regulation S-K. Each member of the Audit Committee is independent, within the meaning of such term under the independence requirements for audit committee membership of the Nasdaq Stock Market Rules, Rule 10A-3 under the Exchange Act and the SEC’s rules and regulations.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements and effectiveness of internal controls over financial reporting and the performance, qualification and independence of the Company’s independent registered public accounting firm.

The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, its auditors and other advisors.

The Audit Committee has reviewed and discussed the Company’s December 31, 2018 audited consolidated financial statements and effectiveness of internal controls over financial reporting with management and with its independent registered public accounting firm, Ernst & Young LLP.

The Audit Committee has also received from, and discussed with, its independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board’s (the “PCAOB”), the SEC and the Audit Committee’s charter.

The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

The foregoing report has been approved by the Audit Committee.

Michael Earley (Chairman)

Steven I. Geringer

Darin J. Gordon

Jean Rush

PROPOSAL NO. 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As described above in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee of the Board of Directors has structured our executive compensation program to achieve the following key objectives:

•	Reward the named executive officer for a job done well;

•	Compensate named executive officers within market standards;

•	Provide compensation that is fair to the named executive officer and the Company; and

•	Create a high-performance culture.

We urge shareholders to read the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 21 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2018 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 29 through 40, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our compensation objectives and contribute to the Company’s performance.

In accordance with Section 14A of the Exchange Act, the Board is presenting this proposal, which gives shareholders the opportunity to endorse or not endorse our executive pay program on an advisory basis by voting “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders of Addus HomeCare Corporation approve, on an advisory basis, the compensation of the company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company, the Board and the Compensation Committee. The say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices, and plans described in this Proxy Statement. Although non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE RECOMMEND A VOTE “FOR” THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4: ADVISORY APPROVAL OF FREQUENCY OF SHAREHOLDER ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also provide that shareholders must be given the opportunity to vote every six years, on a non-binding, advisory basis, for their preferences as to how frequently we should seek advisory votes on the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct advisory votes on named executive officer compensation officers every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

This vote will not be binding on or overrule any decisions by our Board, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to named executive officer compensation. This vote is not to approve or disapprove our Board’s recommendation. However, our Board will take into account the outcome of the vote when considering the frequency of shareholder approval of the Company’s named executive officer compensation. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

After careful consideration, the Board has determined that holding an advisory vote on named executive officer compensation every three years is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on named executive officer compensation to occur every three years. The Board believes that holding the advisory vote on named executive officer compensation once every three years will encourage a reasonably long-term focus on our named executive officer compensation policies and practices. Shareholders who have concerns about named executive officer compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to the section titled “Voting and Other Information—Can a Shareholder Communicate Directly with our Board? If so, how?” in this Proxy Statement for information about communicating with the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SHAREHOLDER ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION TO OCCUR EVERY “THREE YEARS.”

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

How do I Submit a Proposal for Inclusion in Next Year’s Proxy Statement?

If you wish to submit a proposal to be considered for inclusion in the Company’s proxy statement for the 2020 annual meeting of shareholders under Exchange Act Rule 14a-8, please send it to the Secretary, Addus HomeCare Corporation, 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034. Under the rules of the SEC, proposals must be received no later than January 10, 2020 and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company’s 2020 annual meeting of shareholders proxy statement and form of proxy.

How do I Submit a Proposal or Make a Nomination at an Annual Meeting of Shareholders?

Our Bylaws provide that if a shareholder desires to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such nomination which the Secretary of the Company must receive at our principal executive offices no later than 120 days prior and no earlier than 150 days prior to the anniversary date of the preceding year’s annual meeting of shareholders (provided, however, that in the event that the date of the annual meeting of shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting of shareholders and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting of shareholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders of the Company commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Notwithstanding the above, in the event that the number of directors to be elected to the Board at an annual meeting of shareholders of the Company is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of shareholders, the shareholder’s notice required by the Bylaws shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

With respect to the 2020 annual meeting of shareholders, the Company must receive such written notice no earlier than January 14, 2020 and no later than February 13, 2020 (assuming that the date of the 2019 annual meeting of shareholders is no more than thirty (30) days before or more than sixty (60) days after the anniversary date of this year’s Annual Meeting). To be in proper form the shareholder’s notice of nominations must set forth:

•

all information relating to the individual being nominated that is required to be disclosed in solicitations of proxies for election of directors in an election contest and such individual’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the shareholder, as they appear on the Company’s books, and of the beneficial owner proposing such business;

•	the class, series and number of shares of capital stock of the Company which are owned beneficially and of record by the shareholder and beneficial owner;

•

a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to propose such business;

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such shareholder or beneficial owner or any of its affiliates with respect to any share of stock of the Company; and

•

a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the individual nominated and/or (2) otherwise to solicit proxies from shareholders of the Company in support of such nomination.

The Company may require any individual nominated to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Company.

Our Bylaws also provide that if a shareholder desires to submit a proposal for consideration at an annual meeting of shareholders which is not the subject of a proposal for inclusion in the proxy statement (other than a director nomination), the shareholder must provide written notice of an intent to make such a proposal which the secretary of the Company must receive at our principal executive offices no later than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders. With respect to the 2020 annual meeting of shareholders, the Company must receive such written notice no later than December 31, 2019.

GENERAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents securities authorized for issuance under our equity compensation plans at December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	683,129	29.60	837,148
Equity compensation plans not approved by security holders	—	—	—
Total	683,129	29.60	837,148

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based upon our review of reports filed with the SEC by the reporting persons, and based upon written representations received from certain of the reporting persons, we believe that all of the reporting persons timely complied with the reporting requirements of Section 16(a) of the Exchange Act during 2018.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report and proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company at 6801 Gaylord Parkway, Suite 110, Frisco, Texas 75034, Attention: Secretary.

Other Business

The Board of the Company does not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matters come before the meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

Frisco, TX

April 29, 2019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # g
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — — — — — — — — — —  —— — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the listed nominees:			☐	☐	☐
1.	Election of Directors
Nominees
01)	Susan T. Weaver 02) Jean Rush

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2019.						☐	☐	☐
3.	To approve, on an advisory, non-binding basis, the compensation of the named executive officers.						☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:						1 year	2 year	3 years	Abstain
4.	To approve, on an advisory, non-binding basis, the frequency of holding an advisory, non-binding votes on named executive officer compensation.					☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

ADDUS HOMECARE CORPORATION Annual Meeting of Shareholders June 12, 2019 10:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints R. Dirk Allison and Brian Poff, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Addus Homecare Corporation common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 12, 2019, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR 3 YEARS FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
(Continued and to be marked, dated and signed, on the other side)